                                                                     Exhibit 2.3

                              SECURE NETWORKS INC.

                            SHARE PURCHASE AGREEMENT


                                      AMONG

ARTHUR WONG, WONG FAMILY 1998 TRUST, MICHAEL TAM, TAM FAMILY 1998 TRUST, KAM CHUN TAM, KAM CHUN TAM FAMILY 1998 TRUST, CHRISTOPHER BAILEY, BAILEY FAMILY 1998 TRUST, ALFRED HUGER, HUGER FAMILY 1998 TRUST, OLIVER FRIEDRICHS, FRIEDRICHS FAMILY 1998 TRUST, JONATHAN WILKINS, THOMAS PTACEK, TIMOTHY NEWSHAM, PRL RESOURCES INC.

                           (COLLECTIVELY, THE VENDORS)

                                       AND

                           FSA COMBINATION CORPORATION
                                 (THE PURCHASER)

                                       AND

                              SECURE NETWORKS INC.
                                (THE CORPORATION)

                                       AND

                            NETWORKS ASSOCIATES, INC.
                                  (THE PARENT)

                                       AND

                            GREATER BAY TRUST COMPANY
                               (THE ESCROW AGENT)

                              MADE AS OF MAY 7,1998

                                TABLE OF CONTENTS

                                    ARTICLE I
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

   1.1    Definitions ........................................................... 3
   1.2    Expanded Meanings ..................................................... 9
   1.3    Amendment of Agreement ................................................10
   1.4    Waiver ................................................................10
   1.5    Applicable Law ........................................................10
   1.6    Currency ..............................................................10
   1.7    Headings and Table of Contents ........................................10
   1.8    Severability ..........................................................10
   1.9    Time of Essence .......................................................10
   1.10   Knowledge .............................................................10
   1.11   Schedules .............................................................10

                                    ARTICLE 2
                      PURCHASE AND SALE OF PURCHASED SHARES

   2.1    Purchase and Sale of Purchased Shares..................................11
   2.2    Purchase Price.........................................................11
   2.3    Payment of Purchase Price .............................................11
   2.4    Escrow Arrangements....................................................12
   2.5    Adjustments to Purchase Price. ........................................17
   2.6    Section 116 Certificate................................................17
   2.7    Break Fee..............................................................18
   2.8    Vendors' Legal and Accounting Expenses.................................18

                                    ARTICLE 3
          REPRESENTATIONS AND WARRANTIES OF THE VENDORS, THE TRUSTEES
                              AND THE CORPORATION

   3.1    Basis of Representations...............................................18
   3.2    Representations and Warranties Relating to the Individual Vendors......19
   3.3    Representations and Warranties Relating to the Corporate Vendor........22
   3.4    Representations and Warranties Relating to the Trusts..................23
   3.5    Representations and Warranties Relating to the Corporation.............26
   3.6    Non-Waiver.............................................................40
   3.7    Nature and Survival of Representations and Warranties .................41
   3.8    Limitation on Remedies for Breach of Vendors' and Corporation's
          Covenants, Representations and Warranties..............................41

                                    ARTICLE 4
         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE PARENT

   4.1    Basis of Representations...............................................41
   4.2    Representations and Warranties of Purchaser............................42
   4.3    Representations and Warranties of Parent...............................43
   4.4    Non-Waiver.............................................................44
   4.5    Nature and Survival of Representations and Warranties..................44

                                    ARTICLE 5
                   COVENANTS OF THE VENDORS, THE CORPORATION,
                                AND THE PURCHASER

   5.1    Covenants of the Vendors...............................................45
   5.2    Purchaser's and Parent's Covenants.....................................49
   5.3    Articon Agreement......................................................50

                                    ARTICLE 6
          CONDITIONS PRECEDENT TO THE OBLIGATIONS UNDER THIS AGREEMENT

6.1       Purchaser's Conditions......................................................50
6.2       Vendors' Conditions.........................................................52
6.3       Rights of Purchaser.........................................................54
6.4       Rights of Vendors...........................................................54
6.5       Rights of Termination.......................................................54
6.6       Reimbursement of Costs for Continuance......................................54

                                    ARTICLE 7
                               EMPLOYMENT MATTERS

7.1       Employment Agreements.......................................................55
7.2       Other Employees.............................................................55

                                    ARTICLE 8
                                     CLOSING
8.1       Place of Closing............................................................55
8.2       Deliveries by Vendor........................................................55
8.3       Deliveries of Purchaser at Closing..........................................56
8.4       Closing Escrow..............................................................57

                                    ARTICLE 9
                 SOLICITATION OF EMPLOYEES AND INJUNCTIVE RELIEF

 9.1      Solicitation of Employees...................................................57
 9.2      Injunctive Relief...........................................................57

                                   ARTICLE 10
                                 INDEMNIFICATION

10.1      Vendor Indemnification .....................................................57
10.2      Purchaser Indemnification...................................................58
10.3      Notice of Claim.............................................................58
10.4      Direct Claims...............................................................58
10.6      Limitation..................................................................59

                                   ARTICLE 11
                       CONFIDENTIALITY AND NON-COMPETITION

11.1      Confidentiality ............................................................59
11.2      Non-Competition ............................................................59
11.3      Survival ...................................................................60

                                   ARTICLE 12
                                     GENERAL

12.1      Notices ....................................................................60
12.2      Arbitration Procedure ......................................................61
12.3      Audit and Inspection .......................................................62
12.4      Enurement ..................................................................62
12.5      Further Assurances .........................................................62
12.6      Expenses ...................................................................62
12.7      Counterparts ...............................................................63

SCHEDULES

Schedule 1.1            -    Financial Statements;
Schedule 3.2(e)         -    Purchase Agreements;
Schedule 3.4(g)         -    Trust Beneficiaries;
Schedule 3.5(p)         -    Corporation Changes;
Schedule 3.5(w)         -    Employee Information;
Schedule 3.5(y)         -    Material Agreements, Other Contracts and
                             Agreements;
Schedule 3.5(aa)        -    Bank Accounts;
Schedule 3.5(bb)        -    Directors and Officers;
Schedule 3.5(ff)(i)     -    Intellectual Property;
Schedule 3.5(ff)(iv)    -    I.P., Tools and Other I.P. Rights;
Schedule 3.5(ff)(x)     -    Employee and Contractor Moral Rights Waivers;
Schedule 3.5(ff)(xvii)  -    Sources Code Disclosure;
Schedule 3.5(ff)(xix)   -    Wares and Services;
Schedule 3.5(hh)        -    Non-Arm's Length Transactions;
Schedule 3.5(mm)        -    Litigation and Related Matters;
Schedule 5.1 (k)        -    General Release;
Schedule 5.1 (m)        -    Affiliate Agreement;
Schedule 5.1 (n)(i)     -    Registration Rights Agreement;
Schedule 5.1 (n)(ii)    -    Investors Representation Certificate;
Schedule 12.2           -    Arbitration Procedure.

                                    SHARE PURCHASE AGREEMENT

        THIS SHARE PURCHASE AGREEMENT is made as of the 7th day of May, 1998 among:

        ARTHUR WONG, an individual residing in the Province of Alberta ("WONG")

        and

        ARTHUR WONG AND MICHAEL TAM AND JASON CHIN, as trustees of the WONG FAMILY 1998 TRUST, established pursuant to a trust deed dated March 23, 1998, (the "WONG TRUST")

        and

        MICHAEL TAM, an individual residing in the Province of Alberta
        ("M. TAM")

        and

        MICHAEL TAM AND ARTHUR WONG AND CHRISTOPHER BAILEY, as trustees of the TAM FAMILY 1998 TRUST, established pursuant to a trust deed dated March 23, 1998, (the "M. TAM TRUST")

        and

        KAM CHUN TAM, an individual residing in the Province of Alberta ("K.C. TARN")

        and

        KAM CHUN TAM AND MICHAEL TAM AND MU ZHEN HU, as trustees of the KAM CHUN TAM FAMILY 1998 TRUST, established pursuant to a trust deed dated March 23, 1998, (the "K. TAM TRUST")

        and

        CHRISTOPHER BAILEY, an individual residing in the Province of Alberta ("Bailey")

        and

        CHRISTOPHER BAILEY AND MICHAEL TAM AND CHRISTOPHER KEIM, as trustees of the BAILEY FAMILY 1998 TRUST, established pursuant to a trust deed dated March 23, 1998, (the "BAILEY TRUST")

        and

        ALFRED HUGER, an individual residing in the Province of Alberta ("HUGER") and

        ALFRED HUGER and OLIVER FRIEDRICHS and JOHN BOLETTA, as trustees of the HUGER FAMILY 1998 TRUST, established pursuant to a trust deed dated March 23, 1998, (the "HUGER TRUST")

        and

        OLIVER FRIEDRICHS, an individual residing in the Province of Alberta ("FRIEDRICHS")

        and

        OLIVER FRIEDRICHS and ALFRED HUGER and ARTHUR WONG, as trustees of the FRIEDRICHS FAMILY 1998 TRUST, established pursuant to a trust deed dated March 23, 1998, (the "FRIEDRICHS TRUST")

        and

        JONATHAN WILKINS, an individual residing in the Province of Alberta ("WILKINS")

        and

        THOMAS PTACEK, an individual residing in the State of Illinois
        ("PTACEK")

        and

        TIMOTHY NEWSHAM, an individual residing in the State of Hawaii
        ("NEWSHAM")

        and

        PRL RESOURCES INC., a body corporate incorporated under the laws of the Province of Alberta ("PRL")

        (collectively referred to herein as the "VENDORS")

        and

        FSA COMBINATION CORPORATION, a corporation incorporated under the laws of the State of Delaware (the "PURCHASER")

        and

        SECURE NETWORKS INC., a corporation incorporated under the laws of the Province of Alberta (the "CORPORATION")

        and

        NETWORKS ASSOCIATES, INC., a corporation incorporated under the laws of the State of Delaware (the "PARENT").

        and

        GREATER BAY TRUST COMPANY, a trust company having offices in Palo Alto, California (the "ESCROW AGENT").


        WHEREAS the Vendors are the owners of the Purchased Shares;

        AND WHEREAS the Vendors have agreed to sell and transfer, and the Purchaser has agreed to purchase, the Purchased Shares in exchange for common shares of the Parent upon the terms and conditions hereinafter set forth;

        AND WHEREAS a portion of the common shares of the Parent to be issued in connection with the purchase and sale contemplated by this Agreement are to be deposited into escrow with the Escrow Agent;

        AND WHEREAS for accounting purposes, it is intended that the purchase and sale contemplated by this Agreement be accounted for as a pooling of interests under United States generally accepted accounting principles and the Vendors and the Corporation have agreed to use their best efforts to cause the purchase and sale to be so accounted for;

        AND WHEREAS the Parent has joined in the execution of this Agreement for the purpose of making certain covenants, representations and warranties;

        NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as set forth below.


                                    ARTICLE I
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1 DEFINITIONS. In this Agreement, the following words and phrases shall have the meanings set out below and grammatical variations of such terms shall have corresponding meanings.

"ABCA" means the Business Corporations Act (Alberta), as amended from time to time.

"ACCOUNTS RECEIVABLE" means all accounts receivable of, and book debts and other debts due to, the Corporation that exist at the Effective Time.

"AFFILIATE" shall have the meaning ascribed thereto in the ABCA.

"AGREEMENT" means this share purchase agreement, as amended from time to time.

"ARBITRATOR" shall have the meaning ascribed thereto in subsection 2(a) of
Schedule 12.2.

"ARTICON" shall have the meaning ascribed thereto in Section 5.3.

"ARTICON AGREEMENT" shall have the meaning ascribed thereto in Section 5.3.

"ASSETS" means all the property and assets owned by the Corporation.

"ASSOCIATE" shall have the meaning ascribed thereto in the ABCA.

"BALLISTA SOFTWARE" means the software program called "Ballista".

"BANKING AGREEMENTS" means the agreements as set forth in Schedule 3.5(y), or as contemplated by such agreements.

"BUSINESS" means the business currently and heretofore carried on by the Corporation, including without limitation, the business of providing security auditing software and computer security research and consulting, including, without limitation, the development, improvement and licensing of the Ballista Software, a network security scanner, and conducting in-depth research into the security of software systems deployed on the Internet.

"BUSINESS DAY" means any day other than a day which is a Saturday, a Sunday or a statutory holiday in the Province of Alberta.

"CANADIAN GAAP" means the generally accepted accounting principles and practices in Canada, including without limiting the foregoing, the principles set forth in the CICA Handbook published by the Canadian Institute of Chartered Accountants or any successor institute and which are applicable on the effective date as at which a calculation is required to be made in accordance therewith.

"CLAIM" shall have the meaning ascribed thereto in Section 10.3.

"CLOSING" means the completion of the purchase and sale of the Purchased Shares as herein provided.

"CLOSING DATE BALANCE SHEET" means the balance sheet of the Corporation as at the Time of Closing prepared in accordance with U.S. GAAP on a basis consistent with previous years.

"COMMON SHARES" means all of the issued and outstanding class A common voting shares in the capital of Corporation.

"COMPANY AFFILIATE" shall have the meaning ascribed thereto in Subsection 5.1(m)(i).

"COMPANY INTELLECTUAL PROPERTY" means any Intellectual Property of the Corporation as set forth in Schedule 3.5(ff)(i).

"CONFIDENTIAL INFORMATION" means the confidential information and trade secrets of the Corporation and third parties to which the Corporation is under an obligation of confidence including, without limitation:

        (a) all formulas, patterns, compilations, programmes, methods, techniques, processes, knowhow and information contained or embodied in the Ballista Software, including any updates of the same and further including, without limitation, any of the foregoing confidential information which is not generally known in the software business, has economic value from not being generally known and is subject to reasonable efforts of the Corporation to keep secret and confidential;

        (b) confidential matters of a business nature or of a technical nature relating to the development or marketing of the Ballista Software and related to the Business and the Corporation including, without limitation:

                (i) customers, suppliers, product licensing prices, marketing research,

                (ii)    product research and development,

                (iii)   inventions, (whether patentable or not); and

        (c) confidential matters of a financial nature relating to the development or marketing of the Ballista Software and related to the Business and the Corporation including, without limitation, business plans, corporate financing, accounting and financing statements, and books and records.

"DIRECT CLAIM" shall have the meaning ascribed thereto in Section 10.3.

"DISPUTE" shall have the meaning ascribed thereto in Section 12.2.

"DRAG ALONG AGREEMENT" means that Shareholder Agreement dated as of April 2, 1998 among the Individual Vendors, PRL and certain of the Trustees on behalf of the Trusts.

"EFFECTIVE TIME" means 12:01 a.m. on the date of Closing.

"EMPLOYMENT AGREEMENTS" shall have the meaning ascribed thereto in Section 7. 1.

"ENCUMBRANCE" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral, to create any of the foregoing.

"ESCROW" means the escrow of the Escrow Shares in the Escrow Fund for the Escrow Period as set forth in this Agreement.

"ESCROW FUND" shall have the meaning ascribed thereto in Subsection 2.4(a).

"ESCROW PERIOD" means the period commencing on the date of the Closing and ending at 5:30 p.m. (Calgary time) on the date that is the first anniversary of the date of Closing or, if such first anniversary date is not a Business Day, then the next subsequent Business Day after such first anniversary date.

"ESCROW SHARES" means the aggregate of 10% of each Vendor's proportionate share as determined in accordance with Section 2.3, of the Issued NAI Shares.

"EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

"FEE EVENT" shall have the meaning ascribed thereto in Section 2.7.

"FINANCIAL STATEMENTS" means the following financial statements provided to the
Purchaser:

        (a) the unaudited Balance Sheet and Statement of Income for the Corporation as at April 30, 1998; and

        (b) unaudited Balance Sheets and Statements of Income for the Corporation for the fiscal periods ended February 28, 1998, December 31, 1997 and December 31, 1996.

copies of which are set forth in Schedule 1.1.

"INDEMNIFIED PARTY" shall have the meaning ascribed thereto in Section 10.3.

"INDEMNIFYING PARTY" shall have the meaning ascribed thereto in Section 10.3.

"INDIVIDUAL VENDORS" means, individually or collectively, as the context may require, Wong, M. Tam, K.C. Tam, Bailey, Huger, Friedrichs, Wilkins, Ptacek and Newsham.

"INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated with:

        (a) all Canada, United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof;

        (b) all trade secrets and proprietary information, including trade secrets and proprietary information that are inventions (whether patentable or not), invention disclosures, improvements, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing;

        (c) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world;

        (d) all industrial designs and any registrations and applications therefor throughout the world;

        (e) all trade names, logos, common law trademarks and service marks; trademark and service mark, registrations and applications therefor and all goodwill associated therewith throughout the world;

        (f) all media on which any of the foregoing is recorded, all Web addresses, sites and domain names;

        (g) any similar, corresponding or equivalent rights to any of the foregoing; and

        (h)     all documentation related to any of the foregoing.

"ISSUED NAI SHARES" shall have the meaning ascribed thereto in Subsection
2.3(a).

"KEY EMPLOYEES" shall have the meaning ascribed thereto in Section 7.1.

"MATERIAL AGREEMENTS" means the agreements as set forth in Schedule 3.5(y).

"NAI SHARES" means common shares in the capital of the Parent.

"NASDAQ" means the National Association Securities Dealers Automated Quotation System.

"OFFICER'S CERTIFICATE" shall have the meaning ascribed thereto in Subsection 2.4(e).

"PARENT SEC REPORTS" shall have the meaning ascribed thereto in Section 4.3(g).

"PERSON" means any individual, corporation, body corporate, partnership, joint venture, association, trust, governmental or regulatory authority, or other legal entity.

"PREFERRED SHARES" means all of the issued and outstanding class B preferred shares in the capital of the Corporation.

"PREMISES" means the premises at which the Business is operated by the Corporation, being 330, 1201 5th Street S.W., Calgary, Alberta.

"PRINCIPAL SHAREHOLDERS" means Wong, Huger and Friedrichs.

"PRL DEBENTURE" means that convertible debenture granted by the Corporation to PRL, dated March 16, 1998.

"PROPORTIONATE ESCROW INTEREST" means, for a Vendor, the portion of the aggregate number of Escrow Shares contributed by such Vendor to the Escrow Fund.

"PURCHASE PRICE" shall have the meaning ascribed thereto in Section 2.2.

"PURCHASED SHARES" means all of the Shares as follows:

        (a) the 226,866 Preferred Shares owned beneficially and of record by Wong;

        (b) the 226,866 Common Shares owned beneficially and of record by the Wong Trust;

        (c)     the 100,000 Preferred Shares owned beneficially and of record by
                M. Tam;

        (d) the 100,000 Common Shares owned beneficially and of record by the M. Tam Trust;

        (e) the 126,866 Preferred Shares owned beneficially and of record by K.C. Tam;

        (f) the 126,866 Common Shares owned beneficially and of record by the K. Tam Trust;

        (g) the 226,866 Preferred Shares owned beneficially and of record by Bailey;

        (h) the 226,866 Common Shares owned beneficially and of record by the Bailey Trust;

        (i) the 180,000 Preferred Shares owned beneficially and of record by Huger;

        (j) the 180,000 Common Shares owned beneficially and of record by the Huger Trust;

        (k) the 95,000 Preferred Shares owned beneficially and of record by Friedrichs;

        (l) the 95,000 Common Shares owned beneficially and of record by the Friedrichs Trust;

        (m) the 20,000 Common Shares and 20,000 Preferred Shares owned beneficially and of record by Wilkins;

        (n) the 20,000 Common Shares and 20,000 Preferred Shares owned beneficially and of record by Ptacek;

        (o) the 10,000 Common Shares and 10,000 Preferred Shares owned beneficially and of record by Newsham; and

        (p) the 111,733 Common Shares and 111,733 Preferred Shares owned beneficially and of record by PRL.

"PURCHASER'S GROUP" means, after the Time of Closing, the Purchaser, the Corporation and any Affiliate of the Purchaser or the Corporation.

"RECORDS" means, collectively:

        (a) all written, machine readable or electronically stored information and data including, without limiting the generality of the foregoing, all books, records, agreements, reports, plans, drawings, papers, accounting and other documents which relate to:

                (i) the creation, acquisition, or ownership by the Vendors of the Purchased Shares,

                (ii) the acquisition, construction, ownership or operation of the Assets by the Corporation,

                (iii)   the conduct of the Business,

                (iv)    all customer lists relating to the Business, and

                (v)     the Corporation's title to the Assets; and

        (b) all minute books, accounting books and records, tax returns and records and other books, records, agreements, papers, returns, assessments, reassessments and documents, whether written, machine readable or electronically stored, which relate to any or all of the incorporation, existence or the business or activities of the Corporation and any or all of the activities of the Vendors and the Corporation in relation thereto.

"REGISTERED INTELLECTUAL PROPERTY" means all Canadian, United States, international and foreign:

        (a) patents, patent applications (including provisional applications);

        (b) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks;

        (c) registered copyrights and applications for copyright registration; and

        (d) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

"RELATED CONTRACTS" shall have the meaning ascribed thereto in Section 12.2.

"SEC" means the United States Securities and Exchange Commission.

"SECURITIES ACT" means the United States Securities Act of 1933, as amended.

"SHAREHOLDER LOANS" means, collectively those amounts owing by the Corporation to the Vendors as at the date of Closing as follows:

        (a)     to Wong, the amount of $60,717,72;

        (b)     to M. Tam, the amount of $17,114.04; and

        (c)     to Bailey, the amount of $25,640.55.

"SHARES" means all of the issued and outstanding shares of every class in the capital of the Corporation.

"TANGIBLE NET WORTH" means the aggregate of all tangible Assets (net of all reserves and excluding all intangible Assets, including without limitation, all goodwill and capitalized software) set forth in the Closing Date Balance Sheet, less all liabilities of any kind (including, without limitation, accounts payable, royalties payable, warranty reserves, accrued bonuses, accrued vacation, employee expense obligations, deferred revenue, litigation reserves, amounts due to related parties, and debt and other liabilities, and excluding the PRL Debenture) set forth in the Closing Date Balance Sheet determined in accordance with U.S. GAAP.

"TAX ACT" means the Income Tax Act (Canada).

"THIRD PARTY CLAIM" shall have the meaning ascribed thereto in Section 10.3.

"TIME OF CLOSING" means 10:00 a.m. Calgary time on May 15, 1998 or such other time and date following satisfaction of the conditions of the Purchaser and the Vendors as provided in Article 6 as the parties may agree.

"TRUSTEES" means, individually or collectively, as the context may require:

        (a) Arthur Wong, Michael Tam, and Jason Chin, as trustees of the Wong Trust;

        (b) Michael Tam, Arthur Wong and Christopher Bailey, as trustees of the M. Tam Trust;

        (c)     Kam Chun Tam, Michael Tam and Mu Zhen Hu, as trustees of the
                K. Tam Trust;

        (d) Christopher Bailey, Michael Tam and Christopher Keim, as trustees of the Bailey Trust;

        (e) Alfred Huger, Oliver Friedrichs and John Boletta, as trustees of the Huger Trust;

        (f) Oliver Friedrichs, Alfred Huger and Arthur Wong, as trustees of the Friedrichs Trust.

"TRUSTS" means, individually, or collectively, as the context may require, the Wong Trust, the M. Tam Trust, the K. Tam Trust, the Bailey Trust, the Huger Trust and the Friedrichs Trust.

"U.S. GAAP" means the generally accepted accounting principles and practices in the United States which are applicable on the effective date as at which a calculation is required to be made in accordance therewith.

"VENDORS' AGENT" shall have the meaning ascribed thereto in Subsection 2.4(i).

"YEAR 2000 COMPLIANT" shall have the meaning ascribed thereto in Subsection 3.5(ff)(xii).

1.2 EXPANDED MEANINGS. Unless the context otherwise necessarily requires:

        (a) words used herein importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders;

        (b) the terms "in writing" or "written" include printing, typewriting, or any electronic means of communication by which words are capable of being visually reproduced at a distant point of reception, including by telecopier;

        (c) references to the "parties" herein shall mean the parties to this Agreement; and

        (d) references herein to any agreement or instrument, including this Agreement, shall be deemed to be references to the agreement or instrument as varied, amended, modified, supplemented or replaced from time to time, and any specific references herein to any legislation or enactment shall be deemed to be references to such legislation or enactment as the same may be amended or replaced from time to time.

1.3 AMENDMENT OF AGREEMENT. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

1.4 WAIVER. No waiver of any of the provisions of this Agreement shall be valid unless in writing and no such waiver shall constitute nor be deemed to constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

1.5 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and the parties hereby irrevocably submit to the jurisdiction of the courts of the Province of Alberta for all matters arising out of or in correction with this Agreement or any of the transactions contemplated hereby.

1.6 CURRENCY. Unless otherwise indicated, all dollar amounts in this Agreement are expressed in United States funds.

1.7 HEADINGS AND TABLE OF CONTENTS. The division of this Agreement into Articles, Sections, Subsections, Schedules and other subdivisions and the insertion of headings, is for convenience of reference only and shall not affect or be utilized in the construction or interpretation hereof. Unless otherwise stated, all references herein to Articles, Sections, Subsections and Schedules are to those in or to this Agreement.

1.8 SEVERABILITY. Any Article, Section, Subsection, Schedule or other subdivision or any other provision of this Agreement which is, is deemed to be, or becomes void, illegal, invalid or unenforceable shall he severable herefrom and ineffective to the extent of such voidability, illegality, invalidity or unenforceability, and shall not invalidate, affect or impair the remaining provisions hereof, which provisions shall be severable from any void, illegal, invalid or unenforceable Article, Section, Subsection, Schedule or other subdivision or provision hereof.

1.9 TIME OF ESSENCE. Time shall be of the essence in this Agreement.

1.10 KNOWLEDGE. Any reference herein to "the best of the knowledge" of any of the parties will be deemed to mean the actual knowledge of such party and the knowledge such party would have had after due and reasonable investigation.

1.11 SCHEDULES. The following is a list of the Schedules attached to and forming part of this Agreement:

                                    SCHEDULES

Schedule 1.1            -  Financial Statements;
Schedule 3.2(e)         -  Purchase Agreements;
Schedule 3.4(g)         -  Trust Beneficiaries;
Schedule 3.5(p)         -  Corporation Changes;
Schedule 3.5(w)         -  Employees;
Schedule 3.5(y)         -  Material Agreements, Other Contracts and Agreements;
Schedule 3.5(aa)        -  Bank Accounts;
Schedule 3.5(bb)        -  Directors and Officers;
Schedule 3.5(ff)(i)     -  Intellectual Property;
Schedule 3.5(ff)(iv)    -  I.P., Tools and Other I.P. Rights;
Schedule 3.5(ff)(x)     -  Employee and Contractor Moral Rights Waivers;
Schedule 3.5(ff)(xvii)  -  Sources Code Disclosure;
Schedule 3.5(ff)(xix)   -  Wares and Services;
Schedule 3.5(hh)        -  Non-Arm's Length Transactions;
Schedule 5.1(k)         -  General Release;
Schedule 3.5(mm)        -  Litigation and Related Matters;
Schedule 5.1(m)         -  Affiliate Agreement;
Schedule 5.1 (n)(i)     -  Registration Rights Agreement;
Schedule 5.1(n)(ii)     -  Investors Representation Certificate; and
Schedule 12.2           -  Arbitration Procedure.

The parties agree that the Schedules are hereby incorporated into this Agreement by reference and shall form part hereof. In the event of a conflict between a Schedule or Schedules, on the one hand, and this Agreement, on the other hand, the provisions of this Agreement shall take precedence.


                                    ARTICLE 2
                      PURCHASE AND SALE OF PURCHASED SHARES

2.1 PURCHASE AND SALE OF PURCHASED SHARES. On and subject to the terms and conditions of this Agreement, at the Time of Closing and with effect at the Effective Time, the Vendors shall sell and convey to the Purchaser and the Purchaser shall purchase from the Vendors the Purchased Shares, all of which shall be free and clear of all Encumbrances of any kind whatsoever at the Time of Closing, for an amount equal to the Purchase Price.

2.2 PURCHASE PRICE. Subject to any adjustments made pursuant to this Agreement, the purchase price (the "PURCHASE PRICE") payable by the Purchaser to the Vendors for the Purchased Shares shall be the sum of $25,000,000.

2.3 PAYMENT OF PURCHASE PRICE.

        (a) The Purchase Price shall be satisfied by the issuance by the Parent to the Purchaser of 378,000 NAI Shares (the "ISSUED NAI SHARES") and the transfer and delivery by the Purchaser to the Vendors of 90% of the Issued NAI Shares and the deposit of the Escrow Shares with the Escrow Agent in accordance with Section 2.4.

        (b) The Issued NAI Shares shall be allocated amongst the Vendors in the following proportions:

                (i)     1.62% to Wong;

                (ii)    18.68% to the Wong Trust;

                (iii)   0.72% to M. Tam;

                (iv)    8.23% to the M. Tam Trust;

                (v)     0.91% to K.C. Tam;

                (vi)    10.45% to the K. Tam Trust;

                (vii)   1.62% to Bailey;

                (viii)  18.68% to the Bailey Trust;

                (ix)    1.29% to Huger;

                (x)     14.82% to the Huger Trust;

                (xi)    0.68% to Friedrichs;

                (xii)   7.82% to the Friedrichs Trust;

                (xiii)  1.79% to Wilkins;

                (xiv)   1.79% to Ptacek;

                (xv)    0.90% to Newsham; and

                (xvi)   10.00% to PRL.

        (c) If, on or before the Time of Closing, the NAI Shares as presently constituted shall be changed into or exchanged for a different number or kind of shares or other securities of NAI or of another corporation, whether by reason of conversion, consolidation, amalgamation, merger, recapitalization, reclassification, split, reverse split, combination of shares or otherwise, then there shall be substituted for or added to the Issued NAI Shares the number or kind of shares or other securities into which each Issued NAI Share shall be so changed, exchanged or entitled, as the case may be.

2.4 ESCROW ARRANGEMENTS.

        (a) ESCROW FUND - At the Effective Time, without any act of any Vendor, the Escrow Shares will be deposited into an escrow account with the Escrow Agent, such deposit to constitute an escrow fund (the "ESCROW FUND"). The Escrow Fund is to be governed by the terms set forth herein and maintained at the Corporation's sole cost and expense.

        (b) COMPENSATION - The Escrow Fund shall be available to compensate the Purchaser and its affiliates for any claim, loss, expense, liability or other damage (including without limitation legal fees on a solicitor and his own client basis) to the extent of the amount of such claim, loss, expense, liability or other damage (collectively "LOSSES") that the

                Purchaser or any of its affiliates has incurred (or reasonably anticipates incurring in the case of an extension of the Escrow Period pursuant to the provisions of Subsection 2.4(c)) by reason of the breach by:

                (i) the Corporation of any representation, warranty, covenant or agreement of the Corporation contained herein in which event claims for Losses incurred as a result shall be satisfied out of the Escrow Fund as a whole; or

                (ii) any or all of the Vendors of any representation, warranty, covenant or agreement of any or all of the Vendors contained herein; provided, however, that claims for Losses incurred as a result of a breach by a Vendor shall be satisfied solely out of such Vendor's Proportionate Escrow Interest.

        (c) TERMINATION AND DISTRIBUTION OF ESCROW FUNDS - Upon completion of the Escrow Period, the Escrow shall terminate; provided, however, that such portion of the Escrow Fund, which, in the reasonable judgment of the Purchaser, subject to the objection of a Vendor and the subsequent arbitration of the matter pursuant to the provisions of Section 12.2, is necessary to satisfy any unsatisfied Losses specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow, shall remain in the Escrow (and the Escrow only with respect to such claim shall remain in existence) until such claims have been resolved. On the later of the completion of the Escrow Period and the date upon which such claims have been resolved, the Escrow Agent shall deliver to the appropriate Vendors the remaining portion of the Escrow Fund not required to satisfy such claims. In the event that Escrow Funds are being held to satisfy an anticipated claim and no action, suit, or proceeding has been threatened with respect to such anticipated claim on or before the date which is 24 months after the Time of Closing, then the extended Escrow Period shall end and the remaining portion of the Escrow Fund shall be delivered by the Escrow Agent to the Vendors. Deliveries of Escrow Shares to Vendors pursuant to the provisions of this Subsection 2.4(c) shall be made according to each Vendor's Proportionate Escrow Interest as certified to the Escrow Agent by the Vendors' Agent.

        (d)     PROTECTION OF ESCROW FUND - The Escrow Agent shall:

                (i)     hold and safeguard the Escrow Fund during its existence;

                (ii) treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of the Purchaser; and

                (iii) hold and dispose of the Escrow Fund only in accordance with the terms hereof.

        (e) CLAIM UPON ESCROW FUND - Upon receipt by the Escrow Agent of a certificate signed by any officer of the Purchaser (an "OFFICER'S CERTIFICATE"):

                (i) stating that the Purchaser or any of its affiliates has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses; and

                (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and either the nature of the misrepresentation, breach of warranty or claim or the litigation matter to which such item is related, the Escrow Agent shall, subject to the provisions of
                        Section 12.2, deliver to the Purchaser out of the Escrow Fund, as promptly as practicable, that number of Escrow Shares (rounded up to the nearest whole number of shares) held in the Escrow Fund equal to such Losses. In determining the number of Escrow Shares to be paid out by the Escrow Agent pursuant to this Section 2.4, such shares shall be valued by the Escrow Agent at the average closing price of the NAI Shares on NASDAQ as at the date of Closing. Upon request by the Escrow Agent, a duly authorized officer of the Parent shall deliver a certificate to the Escrow Agent as to that closing price of the NAI Shares.

        (f) DEDUCTIBLE - The Purchaser shall not be entitled to receive any disbursement from the Escrow Fund with respect to any Losses arising in respect of any individual occurrence or circumstance unless:

                (i)     the aggregate amount of all Losses shall exceed $25,000;
                        or

                (ii) the Losses arising from any such individual occurrence or circumstance shall exceed $10,000.

        (g) OBJECTIONS TO CLAIM - At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Vendors' Agent and for a period of 15 Business Days after receipt of such Officer's Certificate by the Vendors' Agent, the Escrow Agent shall make no delivery to the Purchaser of any Escrow Shares out of the Escrow Fund pursuant to the provisions of Subsection 2.4(e) unless the Escrow Agent shall have received written authorization from the Vendors' Agent to make such delivery. After the expiration of such 15 Business Day period, the Escrow Agent shall make delivery of the applicable number of Escrow Shares (rounded up to the nearest whole number of shares) from the Escrow Fund in accordance with the provisions of Subsection 2.4(e); provided that no such payment or delivery may be made if the Vendors' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such 15 Business Day period.

        (h)     RESOLUTION OF CONFLICTS: ARBITRATION -

                (i) In case the Vendors' Agent shall make a written objection as provided in Subsection 2.4(g) to any claim or claims made in any Officer's Certificate, the Vendors' Agent and the Purchaser shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Vendors' Agent and the Purchaser should so agree, then a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute Escrow Shares from the Escrow Fund in accordance with the terms thereof; and

                (ii) if no agreement as set forth in Subsection 2.4(h)(i) can be reached after good faith negotiation, then either the Purchaser or the Vendors' Agent may demand arbitration of the matter (in accordance with the provisions of Section 12.2) unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event such arbitration shall not be commenced until such amount is ascertained upon the conclusion of such litigation or both parties agree to arbitration. The decision of the Arbitrator to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments or deliveries out of the Escrow Fund in accordance therewith.

        (i)     VENDORS' AGENT: POWER OF ATTORNEY -

                (i) Effective at the Effective Time, and without further act of any Vendor, Wong is hereby appointed by each of the Vendors as agent and attorney-in-fact (the "VENDORS' AGENT") for each Vendor on whose behalf any Escrow Shares were deposited into the Escrow Fund, for and on behalf of the Vendors, to:

                        (1)     give and receive notices and communications;

                        (2) authorize delivery to the Purchaser of Escrow Shares from the Escrow Fund in satisfaction of claims by the Purchaser;

                        (3)     object to such deliveries;

                        (4) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; and

                        (5) take all actions necessary or appropriate in the judgment of the Vendors' Agent for the accomplishment of the foregoing.

                        Such agency may be changed by the Vendors from time to time upon not less than 30 days prior express written notice to the Purchaser; provided that the Vendors' Agent may not be removed unless holders of a two-thirds interest in the Escrow Fund agree to such removal and to the identity, and with the consent, of the substituted agent. No bond shall be required of the Vendors' Agent, and the Vendors' Agent shall not receive compensation for his services. Notices or communications to or from the Vendors' Agent shall constitute notice to or from each of the Vendors.

                (ii) The Vendors' Agent shall not be liable for any act done or omitted hereunder as the Vendors' Agent while acting in good faith and in the exercise of reasonable judgment. Each Vendor on whose behalf Escrow Shares were contributed to the Escrow Fund shall jointly and severally indemnify the Vendors' Agent and hold the Vendors' Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Vendors' Agent and arising out of or in connection with the acceptance or administration of the Vendors' Agent's duties hereunder, including without limitation the reasonable fees and expenses of any legal counsel (on a solicitor and his own client basis) retained by the Vendors' Agent.

        (j) ACTIONS OF THE VENDORS' AGENT - A decision, act, consent or instruction of the Vendors' Agent shall constitute a decision of all the Vendors for whom a portion of the Escrow Shares otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Vendors, and the Escrow Agent and the

                Purchaser may rely upon any such decision, act, consent or instruction of the Vendors' Agent as being the decision, act, consent or instruction of each and every such Vendor. The Escrow Agent and the Purchaser are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Vendors' Agent.

        (k) THIRD PARTY CLAIMS - The Purchaser shall have the right in its sole discretion to settle any Third Party Claim; provided, however that the Purchaser shall in good faith consult with the Vendors' Agent prior to settling any Third Party Claim. Notwithstanding the foregoing provisions of this Subsection 2.4(k), any such settlement of a third party claim shall not be determinative of any disagreement or dispute by the Vendors relating to the Third Party Claim, or any conflict among the parties to this Agreement. All such disagreements, disputes and conflicts, if not resolved by the parties, are to be resolved by arbitration pursuant to Section 12.2.

        (l)     ESCROW AGENT'S DUTIES -

                (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of the Purchaser and the Vendors' Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties or by any other Person, excepting only orders or process of any courts of law or any decision of the Arbitrator pursuant to the provisions of Section 12.2, and is hereby expressly authorized to comply with and obey orders, judgment or decrees of any court or any such decision of the Arbitrator. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, or any such decision of the Arbitrator, the Escrow Agent shall not be liable to any of the parties or to any other Person by reason of such compliance, notwithstanding any such order, judgment, decree or decision being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                (iv) The Escrow Agent shall not be liable for the expiration of any rights, any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                (v) The Escrow Agent may resign at any time upon giving at least 30 days written notice to the Purchaser and the Vendors' Agent pursuant to this Agreement;

                        provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows:

                        (1) the Purchaser and the Vendors' Agent shall use their best efforts to mutually agree upon a successor agent within 30 days after receiving such notice;

                        (2) if the Purchaser and the Vendors' Agent fail to agree upon a successor escrow agent within such time, then the Arbitrator shall have the right to appoint a successor escrow agent;

                        (3) the successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent; and

                        (4) thereafter, the predecessor Escrow Agent shall be discharged for any further duties and liabilities under this Agreement.

2.5 ADJUSTMENTS TO PURCHASE PRICE.

        (a) As soon as possible following the Closing but in any event no more than 30 days after the Time of Closing, the Corporation shall cause the Closing Date Balance Sheet to be prepared and delivered to the Purchaser.

        (b) If the Tangible Net Worth, as determined by the Closing Date Balance Sheet, is less than $20,000, then the Purchase Price will be reduced by the difference between $20,000 and such Tangible Net Worth amount and the Vendors shall pay to the Purchaser within 60 days of the delivery of the Closing Date Balance Sheet, such difference by the delivery out of Escrow to the Purchaser pursuant to the provisions of Section 2.4 that number of Escrow Shares equal to such difference.

        (c) At any time within 60 days following the delivery of the Closing Date Balance Sheet by the Corporation to the Purchaser, the Vendors' Agent, the Purchaser or the Corporation may dispute (pursuant to the provisions of Section 12.2) any amounts reflected therein. If no such dispute is referred to arbitration with such 60 day period, then the Closing Date Balance Sheet shall be thereupon deemed to be final and conclusive for the purposes of this Agreement.

2.6 SECTION 116 CERTIFICATE. If either of Newsham or Ptacek fails to deliver to the Purchaser at or before the Time of Closing a certificate issued pursuant to
Section 116 of the Tax Act in respect of the sale of the Purchased Shares being sold by that Vendor, containing a certificate limited for that Vendor at least equal to the Purchase Price payable to such Vendor in respect of his Purchased Shares, then the number of NAI Shares to be delivered to that Vendor hereunder may be reduced by a number of NAI Shares (rounded up to the nearest whole number of shares) equal to the amount of tax for which the Purchaser may be liable as determined solely by the Purchaser's counsel as provided in Section 116 of the Tax Act with respect to that Vendor, divided by the closing price of the NAI Shares on NASDAQ on the day before the date of Closing, with such NAI Shares to be delivered to the Escrow Agent and to be released to that Vendor upon delivery to the Purchaser of the Section 116 certificate by that Vendor.

2.7 BREAK FEE. If, at any time after the execution of this Agreement and prior to June 30, 1998.

        (a) any Person or Persons other than the Purchaser or its Affiliates acquires:

                (i)     more than 50% of the outstanding Shares,

                (ii) any of the Company's Intellectual Property, other than in the ordinary course of the Business, or

        (b) any Person or Persons other than the Vendors or the Purchaser or its Affiliates acquires the power to elect any of the directors of the Corporation; or

        (c) the Corporation completes a merger, amalgamation, consolidation, business combination or similar transaction with any Person or Persons other than the Purchaser or its Affiliates,

(any one of such events being a "FEE EVENT"), then the Vendors and the Corporation shall be jointly and severally obligated to pay to the Purchaser a fee in the amount of $1,250,000 within 10 Business Days of the Fee Event.

2.8 VENDORS' LEGAL AND ACCOUNTING EXPENSES. In the event of Closing, the Corporation shall pay on behalf of the Vendors all of the reasonable fees and expenses of Code Hunter Wittmann, the Vendors' counsel, the Vendor's United States counsel, and the Vendors' accountants, up to a maximum amount of $100,000. In the event such payments by the Corporation should cause the Tangible Net Worth to fall below $20,000, then the Corporation's obligation to pay such fees and expenses shall be limited to an amount that would cause the Tangible Net Worth to be $20,000 after such payment, and any such fees and expenses remaining unpaid, up to the maximum of $100,000, shall be paid by the Purchaser or the Parent on behalf of the Vendors.


                                    ARTICLE 3
           REPRESENTATIONS AND WARRANTIES OF THE VENDORS, THE TRUSTEES
                               AND THE CORPORATION

3.1 BASIS OF REPRESENTATIONS.

        (a) Each Individual Vendor, as to himself and such of the Purchased Shares owned by him (and not as to any other Vendor or the Purchased Shares owned by any other Vendor) hereby represents and warrants to the Purchaser and the Parent that each of the statements contained in Subsections 3.2(a) through (1), inclusive, is true and correct as at the time of execution and delivery of this Agreement by such Individual Vendor, except for any such statement which expressly speaks as at some other time;

        (b) each of the Principal Shareholders hereby jointly and severally represents and warrants to the Purchaser and the Parent that each of the statements contained in Subsections 3.2(m) and (n) is true and correct as at the time of execution and delivery of this Agreement by the Principal Shareholders, except for any such statement which expressly speaks as at some other time.

        (c) PRL hereby represents and warrants to the Purchaser and the Parent that each of the statements contained in Section 3.3 with respect to PRL is true and correct as at the time of execution and delivery of this Agreement by PRL, except for any such statement which expressly speaks as at some other time;

        (d) each of the Trusts and the Trustees in their capacities as Trustees and not in any personal capacity, for and on behalf of their respective Trust only, and not the other Trusts, hereby represents and warrants to the Purchaser and the Parent that each of the statements contained in Section 3.4 with respect to the Trust of which they are Trustee is true and correct as at the time of execution and delivery of this Agreement by the Trustees, except for any such statement which expressly speaks as at some other time;

        (e) each of the Principal Shareholders and the Corporation hereby jointly and severally represents and warrants to the Purchaser and the Parent that each of the statements contained in Section
                3.5 is true and correct as at the time of execution and delivery of this Agreement by the Principal Shareholders and the Corporation, except for any such statement which expressly speaks as at some other time;

        (f) any such statement which expressly speaks as at a time other than the time of execution and delivery of this Agreement by any or all of the Vendors, the Trustees and the Corporation was or will be true and correct as at the time at which such statement speaks, except to the extent affected by the transactions contemplated hereby; and

        (g) each of such statements will be true and correct at the Time of Closing except for any such statement which expressly speaks as at some other time except to the extent affected by the transactions contemplated hereby, and each of the Vendors, the Trustees and the Corporation acknowledge that the Purchaser and the Parent are relying on such representations and warranties in connection with the purchase of the Purchased Shares and the completion of the other transactions hereunder.

3.2 REPRESENTATIONS AND WARRANTIES RELATING TO THE INDIVIDUAL VENDORS.

        (a) CAPACITY - Each of the Individual Vendors has the capacity to own the Purchased Shares owned by such Individual Vendor, to duly enter into this Agreement and to perform his or her obligations hereunder.

        (b) BINDING AND ENFORCEABLE AGREEMENT - This Agreement has been duly executed and delivered by each of the Individual Vendors and constitutes a legal, valid and binding obligation of each of the Individual Vendors enforceable in accordance with its terms.

        (c) BINDING EFFECT OF OTHER AGREEMENTS - At the Time of Closing, each agreement contemplated to be executed and delivered hereunder by any of the Individual Vendors at or before the Time of Closing will have been duly executed and delivered by each such Individual Vendor and shall constitute a legal, valid and binding obligation of each such Individual Vendor enforceable in accordance with its terms.

        (d) LITIGATION AND RELATED MATTERS - There are no actions, suits, investigations or proceedings pending or, to the best of the knowledge of the Individual Vendors threatened against or affecting the Individual Vendor's Purchased Shares or its ability to consummate the transactions contemplated hereby, at law or in equity, or before any arbitrator of any kind, or before or by any governmental or regulatory authority, domestic or foreign, and the Individual Vendor is not aware of any existing ground on which any such action or proceeding might be commenced with any reasonable likelihood of success.

        (e) NO OTHER PURCHASE AGREEMENTS - Except as disclosed in Schedule 3.2(e), no Person, other than the Purchaser, has any agreement, option or commitment or any right or privilege (whether by law, pre-emptive or contractual), capable of becoming an agreement, option or commitment for the acquisition from the Individual Vendor for any or all of the Individual Vendor's Purchased Shares.

        (f) LOANS - None of the Individual Vendors are indebted to the Corporation and except for the Shareholder Loans, the Corporation is not indebted to any of the Individual Vendors.

        (g) SHAREHOLDINGS OF THE INDIVIDUAL VENDORS - The Individual Vendor is the sole beneficial and registered owner of such of the Purchased Shares as follows, with good and marketable title thereto, free and clear of all Encumbrances and, without limiting the generality of the foregoing, none of the Purchased Shares owned by the Individual Vendor are subject to any voting trust, shareholder agreement or voting agreement other than the Drag Along Agreement:



                                   NUMBER OF PURCHASED SHARES
         VENDOR                COMMON SHARES     PREFERRED SHARES
         Wong                          -              226,866
         M. Tam                        -              100,000
         K.C. Tam                      -              126,866
         Bailey                        -              226,866
         Huger                         -              180,000
         Friedrichs                    -               95,000
         Wilkins                  20,000               20,000
         Ptacek                   20,000               20,000
         Newsham                  10,000               10,000
         TOTAL                    40,000            1,005,598

        (h) OWNERSHIP BY PURCHASER - Upon completion of the transactions contemplated by this Agreement, all of the Purchased Shares as are owned by the Individual Vendor will be transferred and delivered to the Purchaser free and clear of any and all Encumbrances.

        (i) NO CONFLICTING INTERESTS - The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not:

                (i) violate, be in conflict with, result in a breach of, constitute a default, of cause the acceleration of any obligation of the Individual Vendor, under:

                        (A) any agreement, instrument, licence, permit or authority to which the Individual Vendor is, or is entitled to be, a party or to which any or all of its property and its Purchased Shares are subject,

                        (B) any judgment, decree, order, statute, rule or regulation applicable to the Individual Vendor, or

                        (C) to the best of the knowledge of the Individual Vendor, any provision of law or regulation of any governmental or regulatory authority or any judicial or administrative order, award, judgment or decree applicable to the Individual Vendor;

                (ii) result in the creation of any Encumbrance upon any or all of the Purchased Shares owned by the Individual Vendor under any such agreement or instrument; or

                (iii) give to any Person any material interest or rights that have not been waived prior to the date hereof, including preferential rights of purchase of any part of the Purchased Shares owned by the Individual Vendor or to the best of the knowledge of the Individual Vendor (if the Individual Vendor is not a Principal Shareholder), any property of the Corporation or any right of termination, cancellation or acceleration under any such agreement, instrument, license, permit or authority.

        (j) REGULATORY APPROVALS TO TRANSACTIONS - No permits, licenses, certifications, approvals, consents, orders-in-council, legislation or other action of any governmental or regulatory authority (except for the certificates referred to in Section 2.6) are required in Canada for the execution, delivery or performance by the Individual Vendor of this Agreement or the transactions contemplated herein, or for the execution, delivery or performance by the Individual Vendor of any other agreement contemplated hereunder to be delivered by the Individual Vendor at or before the Time of Closing or the transactions contemplated therein.

        (k) INTERMEDIARY FEES - No commission or other remuneration is payable by the Purchaser or will be payable by the Purchaser to any broker, agent or other intermediary who has acted for the Individual Vendor in connection with the sale of the Purchased Shares and the transactions herein contemplated.

        (l) RESIDENCY - None of the Individual Vendors is a non-resident of Canada for the purposes of Section 116 of the Tax Act, and each of the Individual Vendors is a resident of Alberta, except for:

                (i)     Ptacek, who is a resident of the State of Illinois; and

                (ii)    Newsham, who is a resident of the State of Hawaii.

        (m) NO FURTHER INFORMATION - The Principal Shareholders have no information or knowledge of any facts relating to the Business, the Assets or the Corporation not disclosed in writing to the Purchaser which might reasonably be expected to have a material adverse effect on the Business, the Company Intellectual Property or the Corporation.

        (n) CONTINUANCE - The Principal Shareholders are not aware of any fact or circumstance that would reasonably be expected to interfere with the Corporation being continued pursuant to the laws of the Province of Nova Scotia.

3.3 REPRESENTATIONS AND WARRANTIES RELATING TO THE CORPORATE VENDOR.

        (a) ORGANIZATION - PRL is a duly organized and valid and subsisting corporation under the laws of the Province of Alberta.

        (b) CORPORATE POWER AND AUTHORITY - PRL has all necessary power, authority and capacity to enter into this Agreement and perform its obligations hereunder, and to own the Purchased Shares owned by it.

        (c) CORPORATE ACTION - At the Time of Closing, PRL will have taken all necessary actions, steps and corporate or other proceedings to approve or authorize, validly and effectively, the entering into and the execution, delivery and performance of this Agreement and the sale and transfer of the Purchased Shares owned by it to the Purchaser.

        (d) BINDING AND ENFORCEABLE AGREEMENT - This Agreement has been duly authorized, executed and delivered by PRL and constitutes a legal, valid and binding obligation of PRL, enforceable in accordance with its terms.

        (e) BINDING EFFECT OF OTHER AGREEMENTS - At the Time of Closing, each agreement contemplated to be executed and delivered hereunder by PRL at or before the Time of Closing will have been duly executed and delivered by PRL and shall constitute a legal, valid and binding obligation of PRL, enforceable in accordance with its terms.

        (f) NO OTHER PURCHASE AGREEMENTS - No Person, other than the Purchaser, has any agreement, option or commitment or any right or privilege (whether by law, pre-emptive or contractual), capable of becoming an agreement, option or commitment for the acquisition from PRL for any or all of the Purchased Shares.

        (g) SHAREHOLDINGS OF PRL - PRL is the sole beneficial and registered owner of 111,733 Common Shares and 111,733 Preferred Shares, with good and marketable title thereto, free and clear of all Encumbrances and, without limiting the generality of the foregoing, none of the Purchased Shares owned by PRL are subject to any voting trust, shareholder agreement or voting agreement other than the Drag Along Agreement.

        (h) LOANS - PRL is not indebted to the Corporation and the Corporation will not be indebted to PRL as at the Time of Closing.

        (i) OWNERSHIP BY PURCHASER - Upon completion of the transactions contemplated by this Agreement, all of the Purchased Shares as are owned by PRL will be transferred and delivered to the Purchaser free and clear of any and all Encumbrances.

        (j) NO CONFLICTING INTERESTS - The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not:

                (i) violate, be in conflict with, result in a breach of, constitute a default, or cause the acceleration of any obligation of PRL under:

                        (A) any agreement, instrument, licence, permit or authority to which PRL is or is entitled to be, a party or to which any or all of its property and its Purchased Shares are subject,

                        (B) any provision of the articles, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of PRL,

                        (C) any judgment, decree, order, statute, rule or regulation applicable to PRL, or

                        (D) to the best of the knowledge of PRL, any provision of law or regulation of any governmental or regulatory authority or any judicial or administrative order, award, judgment or decree applicable to PRL;

                (ii) result in the creation of any Encumbrance upon any or all of the Purchased Shares owned by PRL under any such agreement or instrument; or

                (iii) give to any Person any material interest or rights that have not been waived prior to the date hereof, including preferential rights of purchase of any part of the Purchased Shares owned by PRL or, to the best of the knowledge of PRL, any property of the Corporation or any right of termination, cancellation or acceleration under any such agreement, instrument, license, permit or authority.

        (k) REGULATORY APPROVALS TO TRANSACTIONS - No permits, licenses, certifications, approvals, consents, orders-in-council, legislation or other action of any governmental or regulatory authority are required in Canada for the execution, delivery or performance by PRL of this Agreement or the transactions contemplated herein, or for the execution, delivery or performance by PRL of any other agreement contemplated hereunder to be delivered by PRL at or before the Time of Closing or the transactions contemplated therein.

        (l) INTERMEDIARY Fees - No commission or other remuneration is payable by the Purchaser or will be payable by the Purchaser to any broker, agent or other intermediary who has acted for PRL in connection with the sale of the Purchased Shares and the transactions herein contemplated.

        (m) RESIDENCY - PRL is a resident of Alberta and a taxable Canadian corporation within the meaning of the Tax Act.

        (n) LITIGATION AND RELATED MATTERS - There are no actions, suits, investigations or proceedings pending or threatened against or affecting PRL's Purchased Shares or its ability to consummate the transactions contemplated hereby, at law or in equity, or before any arbitrator of any kind, or before or by any governmental or regulatory authority, and PRL is not aware of any existing ground on which any such action or proceeding might be commenced with any reasonable likelihood of success.

        (o) RELATIONSHIP BETWEEN PRL AND THE CORPORATION - Other than as a shareholder of the Corporation, PRL has no interest in the Corporation and the Corporation, its officers, directors and shareholders have no beneficial interest in PRL.

3.4     REPRESENTATIONS AND WARRANTIES RELATING TO THE TRUSTS.

        (a) CAPACITY - The Trust is a validly existing trust formed under the laws of the Province of Alberta, the Trustees are duly appointed as the only trustees thereof and the Trustees have the power and authority, on behalf of the Trust, to own legal title to the Purchased Shares, and the Trustees have the power and authority, on behalf of the Trust, to duly enter into this Agreement and to perform the obligations of the Trust hereunder.

        (b) NO CONFLICTING INTERESTS - The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not:

                (i) violate, be in conflict with, result in a breach of, constitute a default, or cause the acceleration of any obligation of the Trust, under:

                        (A) any agreement, instrument, licence, permit or authority to which the Trust is, or are entitled to be, a party or to which any or all of its property and its Purchased Shares are subject,

                        (B) any judgment, decree, order, statute, rule or regulation applicable to the Trust, or

                        (C) to the best of the knowledge of the Trustees any provision of law or regulation of any governmental or regulatory authority or any judicial or administrative order, award, judgment or decree applicable to the Trust;

                (ii) result in the creation of any Encumbrance upon the Purchased Shares owned by that Trust under any such agreement or instrument; or

                (iii) give to any Person any material interest or rights that have not been waived prior to the date hereof, including preferential rights of purchase of any part of the Purchased Shares owned by that Trust or, to the best of the knowledge of the Trustees, any property of the Corporation, or any right of termination, cancellation or acceleration under any such agreement, instrument, license, permit or authority.

        (c) BINDING AND ENFORCEABLE AGREEMENT - The Trustees have the power, authority and capacity to execute and deliver this Agreement and to sell the Purchased Shares held by the Trust on behalf of the Trust, and this Agreement has been duly executed and delivered by each of the Trustees and constitutes a legal, valid and binding obligation of the Trust enforceable in accordance with its terms.

        (d) BINDING EFFECT OF OTHER AGREEMENTS - At the Time of Closing, each agreement contemplated to be executed and delivered hereunder by the Trustees and the Trust at or before the Time of Closing will have been duly executed and delivered by the Trustees, on behalf of the Trust, and shall constitute a legal, valid and binding obligation of the Trust enforceable in accordance with its terms.

        (e) NO OTHER PURCHASE AGREEMENTS - No Person, other than the Purchaser, has any agreement, option or commitment or any right or privilege (whether by law, pre-emptive or contractual), capable of becoming an agreement, option or commitment for the acquisition from the Trust for any or all of the Purchased Shares.

        (f) SHAREHOLDINGS OF THE TRUST - The Trust is the registered owner of such of the Purchased Shares as follows, with good and marketable title thereto, free and clear of all Encumbrances and, without limiting the generality of the foregoing, none of the Purchased

                Shares owned by the Trust are subject to any voting trust, shareholder agreement or voting agreement other than the Drag Along Agreement:


TRUST                                                    NUMBER OF PURCHASED SHARES
-----                                                    --------------------------
Wong Trust                                                 226,866 Common Shares
M. Tam Trust                                               100,000 Common Shares
K. Tam Trust                                               126,866 Common Shares
Bailey Trust                                               226,866 Common Shares
Huger Trust                                                180,000 Common Shares
Friedrichs Trust                                            95,000 Common Shares
TOTAL                                                      955,598 Common Shares


        (g) BENEFICIARIES - Schedule 3.4(g) sets forth the names of such of the Vendors as are beneficiaries of the Trust.

        (h) OWNERSHIP - Upon completion of the transactions contemplated by this Agreement, all of the Purchased Shares as are owned by the Trust will be transferred and delivered to the Purchaser, free and clear of any and all Encumbrances.

        (i) LITIGATION AND RELATED MATTERS - There are no actions, suits, investigations or proceedings pending or threatened against or affecting such of the Purchased Shares held by the Trust or the Trustees' ability to consummate the transactions contemplated hereby, at law or in equity, or before any arbitrator of any kind, or before or by any governmental or regulatory authority, domestic or foreign, and none of the Trustees are aware of any existing ground on which any such action or proceeding might be commenced with any reasonable likelihood of success.

        (j) REGULATORY APPROVALS TO TRANSACTIONS - No permits, licenses, certifications, approvals, consents, orders-in-council, legislation or other action of any governmental or regulatory authority are required in Canada for the execution, delivery or performance by any or all of the Trustees and the Trusts of this Agreement or the transactions contemplated herein, or for the execution, delivery or performance by any or all of the Trustees and the Trusts of any other agreement contemplated hereunder to be delivered by any or all of the Trust at or before the Time of Closing or the transactions contemplated therein.

        (k) INTERMEDIARY FEES - No commission or other remuneration is payable by the Purchaser or will be payable by the Purchaser or will be payable to any broker, agent or other intermediary who has acted for the Trustees and the Trust in connection with the sale of the Purchased Shares and the transactions herein contemplated.

        (l) RESIDENCY - Each of the Trusts is a resident of Alberta and a resident of Canada within the meaning of the Tax Act.

3.5     REPRESENTATIONS AND WARRANTIES RELATING TO THE CORPORATION

        (a) ORGANIZATION - The Corporation is a duly organized and valid and subsisting corporation under the laws of the Province of Alberta.

        (b) CORPORATE POWER AND AUTHORITY - The Corporation has all necessary power, authority and capacity to enter into this Agreement and perform its obligations hereunder, to own, lease, licence or otherwise hold, as applicable, the Assets and to carry on the Business as presently conducted and is validly registered wherever necessary under the federal and provincial laws of Canada and any other jurisdiction in which the failure to be so registered would have a material adverse effect on the Business or the tangible Assets, and in the case of the Company Intellectual Property, in any other jurisdiction in North America in which the failure to be so registered would have a material adverse effect.

        (c) CORPORATE ACTION - At the Time of Closing, the Corporation will have taken all necessary actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into and the execution, delivery and performance of this Agreement and the sale and transfer of the Purchased Shares to the Purchaser.

        (d) BINDING AND ENFORCEABLE AGREEMENT - This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms.

        (e) BINDING EFFECT OF OTHER AGREEMENTS - At the Time of Closing, each agreement contemplated to be executed and delivered hereunder by the Corporation at or before the Time of Closing will have been duly executed and delivered by the Corporation and shall constitute a legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms.

        (f) NO CONFLICTING INTERESTS - The execution and delivery of this Agreement by the Vendors and the Corporation and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not:

                (i) violate, be in conflict with, result in a breach of, constitute a default, or cause the acceleration of any obligation of the Corporation, under:

                        (A) any agreement, instrument, licence, permit or authority to which the Corporation is, or is entitled to be, a party or to which any or all of its property and the Shares are subject,

                        (B) any provision of the articles, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Corporation,

                        (C) any judgment, decree, order, statute, rule or regulation applicable in Canada to the Corporation, or

                        (D) any provision of law or regulation of any governmental or regulatory authority or any judicial or administrative order, award, judgment or decree applicable in Canada to the Corporation;

                (ii) to the best of the knowledge of the Corporation with respect to the Vendors' execution and delivery of this Agreement, result in the creation of any Encumbrance upon the Assets under any such agreement or instrument; or

                (iii) to the best of the knowledge of the Corporation with respect to the Vendors' execution and delivery of this Agreement, give to any Person any material interest or rights that have not been waived prior to the date hereof, including preferential rights of purchase of any part of the Shares or the Assets, or any right of termination, cancellation or acceleration under any such agreement, instrument, license, permit or authority.

        (g) SHARE CAPITAL OF THE CORPORATION - The authorized share capital of the Corporation consists of:

                (i)     an unlimited number of Class A common voting shares; and

                (ii)    an unlimited number of Class B preferred shares,

                of which 1,117,331 Class A common voting shares, and 1,117,331 Class B preferred shares (and no more) are currently issued and outstanding, and all of which, including the Purchased Shares, have been duly and validly authorized and issued by the Corporation and are outstanding as fully paid and non-assessable.

        (h) SHAREHOLDERS OF THE CORPORATION - As of the date hereof, and immediately prior to the Time of Closing the following Persons are, and will be, the sole registered owners of all of the Shares, to the best of the knowledge of the Corporation, free and clear of all Encumbrances and, without limiting the generality of the foregoing, none of the Shares are subject to any voting trust, shareholder agreement or voting agreement other than the Drag Along Agreement:

                                            NUMBER OF COMMON     NUMBER OF
REGISTERED OWNER                                 SHARES       PREFERRED SHARES
----------------                                 ------       ----------------
Arthur Wong                                                        226,866
Michael Tam                                                        100,000
Kam Chum Tam                                                       126,866
Christopher Bailey                                                 226,866
Alfred Huger                                                       180,000
Oliver Friedrichs                                                   95,000
Thomas Ptacek                                     20,000            20,000
Jonathan Wilkins                                  20,000            20,000
Tim Newsham                                       10,000            10,000
Wong Trust                                       226,866
M. Tam Trust                                     100,000
K. C. Tam Trust                                  126,866
Bailey Trust                                     226,966
Friedrichs Trust                                  95,000
Huger Trust                                      180,000
PRL Resources Inc.                               111,733           111,733
TOTAL                                          1,117,331         1,117,331


        (i) OWNERSHIP BY PURCHASER - To the best of the knowledge of the Corporation, upon completion of the transactions contemplated by this Agreement, all of the Purchased Shares will be transferred and delivered to the Purchaser, free and clear of any and all Encumbrances.

        (j) OPTIONS OR CONVERTIBLE SECURITIES - No Person has any agreement, option, commitment, or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement, option or commitment (including any such right or privilege under convertible securities, warrants or convertible obligations of any nature) for:

                (i) the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued Shares or any other securities of the Corporation; or

                (ii) the purchase or other acquisition from the Corporation of any of its undertaking, Business or Assets, other than in the ordinary course of the Business, and except pursuant to the agreements listed in Schedule 3.5(y).

        (k) SUBSIDIARIES - The Corporation does not own any subsidiaries or shares or any other interest in any other Person, nor is the Corporation subject to any agreements of any nature to acquire any subsidiary or shares or any other interest in any other Person or to acquire or lease any other business operations and will not prior to the Time of Closing acquire, or agree to acquire, any subsidiary or shares or any other interest in any other Person or any other business operations without the prior express written consent of the Purchaser.

        (l) PARTNERSHIPS OR JOINT VENTURES - Except as the agreements listed in Schedule 3.5(y) may create such, the Corporation is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which the Corporation agrees to carry on any part of the Business or any other activity in such manner or by which the Corporation agrees to share any revenue or profit with any other Person.

        (m) BOOKS AND RECORDS - The books and records of the Corporation fairly present, in accordance with Canadian GAAP, the financial position of the Corporation and all Assets and undertakings, all liabilities, including contingent liabilities and shareholders equity accounts as at the date hereof, and all material financial transactions of the Corporation relating to the Business have been accurately recorded in such books and records.

        (n) FINANCIAL STATEMENTS - The Financial Statements of the Corporation have been prepared in accordance with Canadian GAAP on a basis consistent with that of previous years and present fairly the Assets, liabilities and the financial position as at the dates indicated and the results of operation of the Corporation for the periods indicated and no material adverse change in such financial position or such results of operations has occurred since the date thereof.

        (o) MINUTE BOOKS - In all material respects, the corporate records and minute books of the Corporation contain complete and accurate minutes of all meetings and resolutions of the directors (and any committees thereof) and shareholders of the Corporation, and the share certificate books, register of shareholders, register of transfers and register of directors of the Corporation are complete and accurate in all material respects.

        (p) NO CHANGES - Except as set forth in Schedule 3.5(p), since February 28, 1998 there has not been, occurred or arisen any:

                (i) transaction by the Corporation, except in the ordinary course of business as conducted by the Corporation on that date;

                (ii) capital expenditure or commitment by the Corporation, in excess of $10,000 individually or $25,000 in the aggregate;

                (iii) destruction of, damage to or loss of any material tangible Assets (which includes any medium in which the Company Intellectual Property resides), Business or customer of the Corporation (whether or not covered by insurance);

                (iv) labour trouble or claim of wrongful discharge or other unlawful labour practice or action;

                (v) change in accounting methods or practices (including any change in depreciation or amortization, policies or rates) by the Corporation;

                (vi) revaluation for accounting purposes by the Corporation of any of the Assets;

                (vii) declaration, setting aside or payment of a dividend or other distribution with respect to the Shares, or any direct or indirect redemption, purchase, redemption or other acquisition by the Corporation of any of its securities;

                (viii) increase in the salary or other compensation payable or to become payable by the Corporation to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Corporation, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement other than normal course of business salary increases in connection with ongoing yearly reviews or promotions (none of which individually exceeds 10% of the previous year's salary);

                (ix) acquisition, sale or transfer of any Assets, except in the ordinary course of business as conducted on that date, and except pursuant to the agreements listed in
                        Schedule 3.5(y);

                (x) amendment or termination of any material contract, agreement or license to which the Corporation is a party or by which it is bound, except such amendments or terminations as may have been made in the ordinary course of business, or on a reasonable commercial basis;

                (xi) loan by the Corporation to any Person or entity (other than (A) loans to all employees aggregating to no more that $5,000 and (B) expense advances to employees, all of which are immaterial in any amount and are issued in the normal course of business), incurring by the Corporation of any indebtedness, guaranteeing by the Corporation of any indebtedness, issuance or sale of any debt securities of the Corporation or guaranteeing of any debt securities of others;

                (xii) waiver or release of any right or claim of the Corporation, including any write-off or other compromise of any account receivable of the Corporation in excess of $ 10,000;

                (xiii) the commencement or notice or, to the best knowledge of the Corporation, threat of commencement of any lawsuit or proceeding against or investigation of the Corporation or its affairs;

                (xiv) notice of any claim of ownership by a third party of the Company Intellectual Property or of infringement by the Corporation of any third party's intellectual property rights;

                (xv) issuance or sale by the Corporation of any of its Shares or securities exchangeable, convertible or exercisable therefor, or of any other of its securities, except:

                        (A)     the 111,733 Common Shares and 111,733
                                Preferred Shares as were issued to PRL pursuant to the terms of the PRL Debenture, and

                        (B) the Common Shares and Preferred Shares which were issued in connection with a reorganization of the Corporation on March 23, 1998;

                (xvi) change in pricing or royalties set or charged by the Corporation;

                (xvii) any event or condition of any character that has or could be reasonably expected to have a material adverse impact on the Corporation and its Business;

                (xviii) to the best of the knowledge of the Principal
                        Shareholders and the Corporation, any event or action taken by the Corporation that could be reasonably expected to interfere with the Parent's or Purchaser's ability to account for the purchase and sale contemplated hereby as a pooling of interests; or

                (xix) negotiation or agreement, oral or written, by the Corporation or any officer or employees thereof to do any of the things described in Subsections 3.5(p)(i) to (xviii), inclusive, (other than negotiations with the Purchaser and its representatives regarding the transactions contemplated by this Agreement).

        (q) POOLING OF INTERESTS - To the knowledge of the Corporation and the Principal Shareholders, based on consultation with the Corporation's independent accountants, neither the Corporation nor any of its directors, officers, Affiliates or shareholders has taken or agreed to take any action which would preclude the Parent's or Purchaser's ability to account for the purchase and sale contemplated by this Agreement as a pooling of interests under U.S. GAAP.

        (r) ONLY BUSINESS - The Business is the only business which has been or is currently conducted by the Corporation and the tangible Assets and the Intellectual Property described in Schedule 3.5(iv) are sufficient to carry on the Business in the ordinary course as conducted on the date hereof.

        (s) ACCOUNTS RECEIVABLE - All Accounts Receivable have been created in the course of bona fide business transactions by the Corporation and to the best of the knowledge of the Corporation are valid, enforceable and fully collectible and none of the Vendors nor the Corporation have any reason to believe that any Account Receivable of the Corporation will not be paid in accordance with its respective terms of payment or is subject to any setoff or counterclaim.

        (t) NO UNDISCLOSED LIABILITIES OF THE CORPORATION - Subject to the compliance by the Corporation with the terms of the agreements listed in Schedules 3.5(y) and 3.5(ff)(i), the Corporation does not have any liabilities, indebtedness, expense, claim, deficiency, guarantee or endorsement of any type whatsoever in excess of $5,000 individually or $15,000 in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other and whether or not of the nature normally required to be disclosed for financial statement purposes in accordance with Canadian GAAP, except pursuant to the claim disclosed on
                Schedule 3.5(mm).

        (u) INDEBTEDNESS - Except as disclosed in the Financial Statements, the Corporation does not have outstanding, and is under no obligation to create or issue, any bonds, debentures, mortgages, promissory notes or other indebtedness maturing more than one year after the date of their original creation or issuance.

        (v)     TAXES -

                (i) save for the requirement to file Income Tax Returns, the Corporation has in a due and timely manner, filed all reports and returns respecting taxes, duties, royalties, and other fees. charges and levies of every nature and kind, and all information and data in connection therewith, required to be filed by it with any taxing or regulatory authority to whom the Corporation and the Business are subject;

                (ii) the Corporation has paid all taxes, duties, royalties, and other fees, charges and levies, and any interest, penalties and fines in connection therewith, properly due and payable, and has paid all of same in connection with all known assessments, reassessments and adjustments;

                (iii) other than taxes and other such levies incurred in the ordinary course of business and not yet due, no other taxes, duties, royalties, or other fees, charges or levies, nor any interest, penalties and fines have been claimed by any governmental or regulatory authority or are known to any of the Vendors or the Corporation to be due and owing by the Corporation or are to the best of the knowledge of the Principal Shareholders and the Corporation, pending or threatened (including all tax instalments) or by reason of the transactions herein contemplated will become due and owing by the Corporation and there are no matters of dispute or under discussion with any governmental or regulatory authority, relating to taxes, duties, royalties or other fees, charges, levies, interest, penalties or fines asserted by such authority;

                (iv) the Corporation has withheld all amounts required to be withheld including, without limiting the generality of the foregoing, all amounts required to be withheld under the Tax Act, for employee deductions, unemployment insurance, the Canada Pension Plan and Goods and Services Tax payable under the Excise Tax Act (Canada) and any other amounts required by law to be withheld from any payments, made to non-residents and any of its officers, directors and employees, and has paid the same to the proper taxing authority or receiving offices;

                (v there are no agreements, waivers (including a waiver in respect of time within which a reassessment may be made by any taxing authority) or other arrangements providing for any extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against, the Corporation; and

                (v) there are no actions, suits, proceedings, investigations or claims threatened or pending against the Corporation in respect of taxes, governmental charges or assessments, or any other matters under discussion with any governmental or regulatory authority relating to taxes, charges or assessments asserted by any such governmental or regulatory authority.

        (w)     EMPLOYEE COMMITMENTS -

                (i) The employee records provided to the Purchaser accurately set forth the names, duration of service, salary or other terms of remuneration and unused vacation entitlement for the employees of the Corporation;

                        except as set forth in Schedule 3.5(w), the Corporation is not a party to or bound by:

                        (A) any written or oral employment, service, pension, employee benefit agreement or collective bargaining agreement or other agreement with or respecting its employees or bound by or obligated to make any contributions under any pension plan or arrangement or any retirement income plan, deferred profit sharing plan or similar plan or arrangement, or any plan, program or other arrangement providing for medical services or coverage, dental care and life insurance, or

                        (B) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations, or

                        (C) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, or

                        (D) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                (iii) except as set forth in Schedule 3.5(w), since February 28, 1998, the Corporation has not hired any new employees, changed or agreed to change the terms of employment of any existing employees of the Corporation, or paid or agreed to pay any bonus or other payment to any employee;

                (iv) there are no existing or, to the best of the knowledge of the Vendors and the Corporation, threatened, labour strikes or labour disputes, grievances, controversies or other labour troubles affecting the Corporation or the Business;

                (v) the Corporation has complied with all laws, rules, regulations and orders applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation;

                (vi) there are no outstanding charges or complaints against the Corporation relating to unfair labour practices or discrimination or under any legislation relating to employees; and

                (vii) the Corporation has paid in full all amounts owing under provincial legislation relating to workers' compensation and the workers' compensation claims experience of the Corporation would not permit a penalty reassessment under such legislation.

        (x) REAL PROPERTY - Other than the leasehold interest in the Premises, the Corporation does not own or have any right, title or interest in any real property.

        (y) LEASES - Except as set forth in Schedule 3.5(y) and Schedule 3.5(hh), the Corporation is not a party to any lease or agreement in the nature of a lease, whether as lessor or lessee, and, except as expressly set forth in Schedule 3.5(y), each such lease is in good standing and in full force and effect without amendment thereto and the Corporation is not in breach of any of the material covenants, conditions or agreements contained in any such lease.

        (z) TITLE TO TANGIBLE ASSETS - The Corporation owns its tangible Assets free and clear of any and all Encumbrances except as described in the Material Agreements.

        (aa) BANK ACCOUNTS - Schedule 3.5(aa) contains a true and complete list showing the name of each bank, trust company or similar institution in which the Corporation has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

        (bb) DIRECTORS AND OFFICERS - Schedule 3.5(bb) sets forth the names and titles of all directors and officers of the Corporation immediately prior to the Time of Closing.

        (cc) POWERS OF ATTORNEY - The Corporation has not granted to any Person a general or special power of attorney for the Corporation.

        (dd) GUARANTEES - Except as set forth in Schedule 3.5(y), the Corporation is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Person or other entity.

        (ee) INSIDER DEBT - None of the directors, former directors, officers, former officers, shareholders, former shareholders or employees of the Corporation or any Person or corporation not dealing at arm's length (as such term is construed under the Tax
                Act) with any of the foregoing is indebted to the Corporation.

        (ff)    INTELLECTUAL PROPERTY.

                (i) Schedule 3.5(ff)(i) sets forth all the Intellectual Property that is owned by or exclusively licensed to the Corporation (the "Company Intellectual Property"). Except as set forth on Schedule 3.5(ff)(i), each item of Company Intellectual Property is free and clear of any liens or Encumbrances. The Corporation owns, exclusively, the copyrights to copyrighted works that form part of the Company Intellectual Property.

                (ii) To the extent that any Intellectual Property has been developed or created by any Person other than the Corporation for which the Corporation has, directly or indirectly, paid, the Corporation has a written agreement with such Person with respect thereto and the Corporation thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property that might otherwise vest in such Person.

                (iii) Except pursuant to agreements set forth in Schedule 3.5(y), the Corporation has not transferred ownership of or granted any licence of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person, except for end user licence agreements with respect to object code granted to customers in the ordinary course of business, and there are no exclusive distribution or other such rights that have been granted by the Corporation except to Articon Information Systems GmbH ("Articon") pursuant to the Articon Agreement.

                (iv) Schedule 3.5(ff)(iv) contains a list of, and the same is all of, the Intellectual Property used in and/or necessary to the conduct of the Business as it currently is conducted including, without limitation, the design, development, manufacture, use, import and sale of the products, technology and services of the Corporation (including products, technology or services currently under development).

                (v) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in Schedules 3.5(ff)(i), 3.5(y) and 3.5(ff)(iv) include all contracts, licenses and agreements, to which the Corporation is a party with respect to any Intellectual Property. No person other than the Corporation has ownership rights to improvements made by the Corporation in Intellectual Property which has been licensed to the Corporation and which forms part of the Ballista Software.

                (vi) Schedules 3.5(ff)(i), 3.5(y) and 3.5(ff)(iv) list all contracts, licenses and agreements between the Corporation and any other person wherein or whereby the Corporation has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Corporation or such other person of the Intellectual Property of any person other than the Corporation (and copies of same have been provided to Purchaser).

                (vii) Except with respect to the dispute set forth in Schedule 3.5(mm), the operation of the business of the Corporation as it currently is conducted, including but not limited to the Corporation's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Corporation does not infringe or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or to the Corporation's knowledge constitute unfair competition or trade practices under the federal laws of Canada applicable in Alberta or, to the Corporation's actual knowledge without investigation, under the laws of any other jurisdiction. The Corporation has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Corporation infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Corporation aware of any basis therefor).

                (viii) There are no contracts, licenses or agreements between the Corporation and any other person with respect to Company Intellectual Property under which there is any dispute known to the Corporation regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Corporation thereunder.

                (ix) To the knowledge of the Principal Shareholders and the Corporation, no Person is infringing or misappropriating any Company Intellectual Property.

                (x) The Corporation has taken reasonable steps necessary to protect the Corporation's rights in confidential information and trade secrets of the Corporation or provided by any other person to the Corporation. Without limiting the foregoing, the Corporation has, and enforces, a policy requiring each employee, consultant and contractor other than ministerial employees to execute proprietary information, confidentiality and assignment agreements substantially in the Corporation's standard forms, and all material current and former employees, consultants and contractors of the Corporation have executed such an agreement. Waivers of moral rights in favour of the Corporation have been obtained with respect of all elements of the Company Intellectual Property created by independent contractors and employees of the Corporation, which waivers have been provided to the Purchaser and are summarized in
                        Schedule 3.5(ff)(x).

                (xi) Except for the Agreements set forth in Schedules 3.5(ff)(i), 3.5(y) and 3.5(ff)(iv), no Company
                        Intellectual Property or product, technology or service of the Corporation is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Corporation or may affect the validity, use or enforceability of Company Intellectual Property.

                (xii) Software programs being the subject matter of the Company Intellectual Property will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000. The Ballista Software does not calculate any information dependent on or relating to dates, other than the expiry time clocks. None of the Company Intellectual Property will lose functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 (collectively, "YEAR 2000 COMPLIANT"). All software used with or in conjunction with the Ballista Software are Year 2000 Compliant.

                (xiii) The Corporation has no Registered Intellectual Property, except for the trademark application made for the trademark "Ballista".

                (xiv) No royalty or other fee is required to be paid by the Corporation to any other Person with respect to the Ballista Software, nor is any royalty or fee payable (other than fees as have been paid) by the Corporation to any other Person with respect to the OSF-Motif 2.0 Source License dated January 20, 1997, as set forth in
                        Schedule 3.5(ff)(i).

                (xv) The computer systems of the Corporation contain at least North American industry standard anti-virus software and the Corporation will continue to take all steps and implement all procedures in accordance with industry standard to, so far as reasonably possible, ensure that such systems are free from viruses and will remain so until the Time of Closing.

                (xvi) The Ballista Software performs in all material respects in accordance with the functions and descriptions set forth in the user manual for the Ballista Software, a copy of which has been provided to the Purchaser and initialed by the parties hereto for future identification.

                (xvii) Except as specified in Schedule 3.5(ff)(xvii), the Corporation has not and will not provide the source code for the Ballista Software to any third party prior to the Time of Closing, directly or indirectly, by license transfer, sale, or escrow or otherwise permit any third party to reverse engineer, disassemble or decompile the Ballista Software to create such source code (except decompilation permitted by law), and such Persons who are identified in Schedule 3.5(ff)(xvii) are subject to confidentiality agreements with the Corporation in respect of such source code.

                (xviii) The Corporation has designed three software programs called "Sniper", "Decoynet" and "Watchtower" which designs were conceived by employees or officers of the Corporation and were not designed by appropriating the Intellectual Property of any third party.

                (xix) The Corporation has the exclusive right to use the trademark "Ballista" in Canada in relation to the wares and services set forth in Schedule 3.5(ff)(xix) and has not received notice of any violation of any third party's trademark in relation to the use of "Ballista" in relation to the wares and services set forth in
                        Schedule 3.5(ff)(xix), except for a claim by Carnegie Mellon University which is described in Schedule 3.5(mm).

        (gg) SHAREHOLDER LOANS - Except for the Shareholder Loans, the Corporation is not indebted to any of the directors, former directors, officers, former officers, shareholders, former shareholders or employees of the Corporation or any Person (other than Millennium Systems Canada Inc.) not dealing at arm's length (as such terms is construed under the Tax Act) with any of the foregoing.

        (hh) NON-ARM'S LENGTH TRANSACTIONS - Except as disclosed in Schedule 3.5(hh), no director, officer, shareholder or employee of the Corporation and no entity that is an Affiliate or Associate of one or more of such individuals:

                (i) owns, directly or indirectly, in whole or in part, any property that the Corporation uses in the operation of the Business; or

                (ii) has any cause of action or other claim whatsoever against the Corporation in connection with the Business, except for any liabilities reflected in the Financial Statements and claims in the ordinary and normal course of business.

        (ii) GOVERNMENT PROGRAMS - No agreements, loans, funding arrangements or assistance programs are outstanding in favour of the Corporation from any governmental or regulatory authority, and, to the best of the knowledge of the Principal Shareholders and the Corporation no basis exists for any governmental or regulatory authority to seek payment or repayment from the Corporation of any amount or benefit received, or to seek performance of any obligation of the Corporation, under any such program.

        (jj) COMPLIANCE WITH COVENANTS - The Corporation has, or has caused to be, complied with, performed, observed and satisfied all material covenants, terms, conditions, obligations and liabilities required to be performed, observed, and satisfied by it, whether express or implied, which have arisen under the provisions of:

                (i)     the Material Agreements; and

                (ii) any other contracts, agreements, indentures or other instruments to which the Corporation is a party,

                and all such contracts, agreements, indentures and other instruments are valid and enforceable, each in accordance with its respective terms, and no party to any of them is in default thereunder or in breach thereof or would, with the giving of notice or the lapse of time or both be in breach or default in any material respect.

        (kk) NO DEFAULTS - The Corporation is not in breach or default, has not received any notice of default or violation, and the Principal Shareholders and the Corporation are not aware, after due inquiry, of any potential or threatened notice of alleged default or violation, of the provisions of any Material Agreement or any other contracts, agreements, indentures or instruments to which the Corporation is a party,

        (ll) COMPLIANCE WITH LAWS - All laws, regulations, and orders of any governmental or regulatory authority having jurisdiction over the Corporation or its properties are being, and have been, complied with in all material respects by the Corporation.

        (mm) LITIGATION AND RELATED MATTERS - Except for the actions set forth in Schedule 3.5(mm), there are no actions, suits, investigations or proceedings pending or, to the best of the knowledge of the Principal Shareholders and the Corporation, threatened against or affecting the Corporation, at law or in equity, or before any arbitrator of any kind, or before or by any governmental or regulatory authority, domestic or foreign, and, after due inquiry, the Principal Shareholders and the Corporation are not aware of any existing ground on which any such action or proceeding might be commenced with any reasonable likelihood of success. The Corporation is not subject to any outstanding orders, writs, injunctions, decrees, judgments, awards, determinations, work orders or directions of any court, arbitrator or governmental or regulatory authority, the failure to comply with which can reasonably be expected to have a material adverse effect on the Corporation's conduct of the Business or its ownership or operation of the Assets.

        (nn)    INSURANCE - The Corporation currently holds no insurance.

        (oo)    ENVIRONMENTAL -

                (i) The Corporation has been and is in compliance with all applicable laws, statutes, ordinances, by-laws, regulations, policies, orders, directives and decisions rendered by any governmental or regulatory authority relating to the protection of the environment, the failure to comply with which would have a material adverse effect on the Business or the financial condition of the Corporation; and

                (ii) there have been no orders issued, environmental audits, evaluations, assessments or investigations conducted or other proceedings taken or, to the best of the knowledge of the Principal Shareholders and the Corporation, threatened against or relating to the Corporation, its officers or directors, the Business or the Assets under any applicable environmental protection legislation.

        (pp) OPERATING PERMITS AND LICENSES - There are no permits, licenses, consents, authorizations, approvals, privileges, waivers, exemptions, orders (inclusionary or exclusionary) or other concessions required in connection with the ownership and operation of the Assets and the conduct of the Business.

        (qq) OBLIGATIONS TO CUSTOMERS AND SUPPLIERS - The Corporation is not required to provide any bonding or other financial security arrangements in connection with any transactions with any of its customers or suppliers in the ordinary course of the Business.

        (rr) WARRANTIES AND INDEMNITIES - There are no existing warranty and indemnity claims in excess of $5,000 made against the Corporation.

        (ss) SIGNIFICANT CUSTOMERS - The Business is not dependent for more than 15% of its gross revenues on any single customer.

        (tt) PAID UP CAPITAL - The paid up capital of the Purchased Shares for the purposes of the Tax Act is $286,921 (Cdn.).

        (uu) WORKPLACE EVENTS - Neither the Corporation nor the Business is subject to any Workers' Compensation Board or similar authority or workers' compensation legislation or regulations.

        (vv) OTHER OUTSTANDING AGREEMENTS - The Corporation does not have outstanding any guarantees or credit support agreements and does not have any outstanding agreement (including employment agreements), contract or commitment, whether written or oral, of any nature or kind whatsoever, except:

                (i)     the Material Agreements;

                (ii) agreements, contracts and commitments in the ordinary course of business;

                (iii)   service contracts on office equipment;

                (iv)    the employment and service agreements described in
                        Schedule 3.5(w); and

                (v) the other contracts and agreements described in Schedule 3.5(y).

        (ww) PARTICULARS OF SCHEDULES - All particulars set out in the Schedules referred to in this Article 3 are true, complete and accurate and not misleading in any material respect.

        (xx) GST REGISTRATION - The Corporation is a registrant for the purposes of the Excise Tax Act (Canada) whose registration number is R102251972.

        (yy) JURISDICTION - The Corporation conducts business in Alberta only.

        (zz) RESIDENCY - The Corporation is a taxable Canadian corporation within the meaning of the Tax Act.

        (aaa) NOT AN OFFERING CORPORATION - The Corporation is not offering, nor has it offered, any of its securities to the public within the meaning of applicable federal or provincial laws and is not a reporting issuer thereunder.

        (bbb) PRIVATE COMPANY - The Corporation is a "private company" within the meaning of the Securities Act (Alberta).

        (ccc) AGREEMENTS, CONTRACTS AND COMMITMENTS - The Corporation does not have, is not a party to nor is bound by:

                (i)     any fidelity or surety bond or completion bond,

                (ii) any lease of personal property having a value individually in excess of $25,000 except as set forth in
                        Schedule 3.5(y),

                (iii) any agreement of indemnification or guarantee except as set forth in Schedules 3.5(y), 3.5(ff)(i) and 3.5(ff)(iv);

                (iv) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

                (v) any agreement, contract or commitment relating to the disposition or acquisition of Assets or any interest in any business enterprise outside the ordinary course of the Business,

                (vi) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guarantees referred to in clause (ii) hereof,

                (vii) any purchase order or contract for the purchase of raw materials involving $25,000 or more other than purchases in the ordinary course of the Business,

                (viii) any construction or development contracts except as set forth in Schedules 3.5(y), 3.5(ff)(i) and 3.5(ff)(iv);

                (ix) any distribution, joint marketing or development agreement except as set forth in Schedules 3.5(y), 3.5(ff)(i) and 3.5(ff)(iv); or

                (X) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty (30) days except as set forth in Schedules 3.5(y), 3.5(ff)(i) and 3.5(ff)(iv).

        (ddd) CONSENTS - The Corporation has obtained, or will obtain prior to the Time of Closing, all necessary consents, waivers and approvals of parties to any contracts as may be required in connection with the purchase and sale of the Purchased Shares except those that, if not obtained after reasonable efforts, would not individually or in the aggregate be material to the Corporation.

3.6 NON-WAIVER. No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by any or all of the Vendors, the Trustees and the Corporation herein or pursuant hereto unless disclosure of the fact at issue is expressly made in writing in a Schedule or a certificate of the Vendors or of the Corporation delivered at or before the Time of Closing in accordance with this Agreement and such disclosure contains no material untrue statement.

3.7 NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The covenants, agreements, representations, warranties and indemnities of each of the Vendors, the Trustees, the Beneficiaries and the Corporation contained in this Agreement shall survive Closing of the purchase and sale herein provided for and, notwithstanding Closing or any documents delivered or investigations made in connection therewith, shall continue in full force and effect for the benefit of the Purchaser.

3.8 LIMITATION AN REMEDIES FOR BREACH OF VENDORS' AND CORPORATION'S COVENANTS, REPRESENTATIONS AND WARRANTIES. Notwithstanding the provisions of Section 3.7, but without prejudice to the Vendors' obligations pursuant to Section 2.7 and
Article 11, the Purchaser shall not be entitled to bring any action or assert any claim based upon the breach or untruth of any of the covenants contained in this Agreement or the representations or warranties contained in Sections 3.2 to 3.5, inclusive after the first anniversary of the Time of Closing unless, on or prior to such anniversary, written notice of such claim setting forth the details thereof shall have been delivered by the Purchaser to the Vendors. The Purchaser's remedies for any such breach and/or claim arising out of this Agreement (except for claims arising pursuant to Section 2.7 and claims arising after the first anniversary of the Time of Closing pursuant to Article 11) shall be in all respects limited to recovery by the Purchaser against the Escrow while the Escrow Shares are held by the Escrow Agent, in accordance with Section 2.4, provided that nothing contained in this Agreement shall limit the right and remedies as are otherwise available to the Purchaser in the event of fraud on the part of any of the Vendors or the Corporation.

                                    ARTICLE 4
         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE PARENT

4.1 BASIS OF REPRESENTATIONS.

        (a) The Purchaser and the Parent jointly and severally represent and warrant to the Vendors that each of the statements contained in
                Section 4.2 is true and correct as at the time of execution and delivery of this Agreement by the Purchaser, except for any such statement which expressly speaks as at some other time;

        (b) the Parent represents and warrants to the Vendors that each of the statements contained in Section 4.3 is true and correct as at the time of execution and delivery of this Agreement by the Parent, except for any such statement which expressly speaks as at some other time;

        (C) any such statement which expressly speaks as at a time other than the time of execution and delivery of this Agreement by the Purchaser or the Parent was or will be true and correct as at the time at which such statement speaks; and

        (d) each of such statements will be true and correct at the Time of Closing except for any such statement which expressly speaks as at some other time, except to the extent affected by the transactions contemplated hereby, and each of the Purchaser and the Parent acknowledges that the Vendors are relying on such representations and warranties in connection with the sale of the Purchased Shares and the completion of the other transactions hereunder.

4.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER.

        (a) DUE INCORPORATION AND ORGANIZATION OF PURCHASER - The Purchaser is a corporation duty organized, validly existing and in good standing under the laws of the State of Delaware, and is a wholly-owned subsidiary of the Parent.

        (b) CORPORATE POWER AND AUTHORITY - The Purchaser has all necessary power, authority and capacity to enter into and perform its obligations pursuant to the terms of this Agreement and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

        (c) NO CONFLICTING INTERESTS - The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not in any material respect violate, nor be in conflict with, result in a breach of, constitute a default or cause the acceleration of any obligation of the Purchaser under:

                (i) any of the terms and provisions of the constating documents or by-laws of the Purchaser or resolutions of the shareholders or directors thereof;

                (ii) any judgment, decree, order, or award of any court, arbitrator or governmental or regulatory authority; or

                (iii) any applicable law, statute, rule or regulation applicable to the Purchaser,

                and which would materially adversely affect the ability of the Purchaser to fulfil and comply with the terms and provisions hereof.

        (d) BINDING AND ENFORCEABLE AGREEMENT - This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms.

        (e) BINDING EFFECT OF OTHER AGREEMENTS - At the Time of Closing, each agreement contemplated to be executed and delivered hereunder by the Purchaser at or before the Time of Closing will have been duly executed and delivered by the Purchaser and shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms.

        (f) REGULATORY APPROVALS OF TRANSACTIONS - No permits, licenses, certifications, approvals, consents, orders-in-council, legislation or other action of any governmental or regulatory authority are required for the execution, delivery or performance by the Purchaser and the Parent of this Agreement or the transactions contemplated herein, or for the execution, delivery or performance by the Purchaser of any other agreement contemplated hereunder to be delivered by the Purchaser at or before the Time of Closing or the transactions contemplated therein, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign, provincial and state securities (or related) laws and such other consent, authorizations, filings, approvals and registrations which if not obtained or made would not be material to the Purchaser or have a material adverse effect on the ability of the Purchaser to complete the transactions contemplated hereby.

4.3 REPRESENTATIONS AND WARRANTIES OF PARENT.

        (a) DUE INCORPORATION AND ORGANIZATION OF PARENT - The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        (b) CORPORATE POWER AND AUTHORITY - The Parent has all necessary power, authority and capacity to enter into and perform its obligations pursuant to the terms of this Agreement and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of the Parent to consummate the transactions contemplated by this Agreement.

        (c) NO CONFLICTING INTERESTS - The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not in any material respect violate, nor be in conflict with, result in a breach of, constitute a default or cause the acceleration of any obligation of the Parent under:

                (i) any of the terms and provisions of the constating documents or by-laws of the Parent or resolutions of the shareholders or directors thereof;

                (ii) any judgment, decree, order, or award of any court, arbitrator or governmental or regulatory authority; or

                (iii) any applicable law, statute, rule or regulation applicable to the Parent,

                and which would materially adversely affect the ability of the Parent to fulfil and comply with the terms and provisions hereof.

        (d) BINDING AND ENFORCEABLE AGREEMENT - This Agreement has been duly executed and delivered by the Parent and this Agreement constitutes a legal, valid and binding obligation of the Parent enforceable in accordance with its terms.

        (e) BINDING EFFECT OF OTHER AGREEMENTS - At the Time of Closing, each agreement contemplated to be executed and delivered hereunder by the Parent at or before the Time of Closing will have been duly executed and delivered by the Parent and shall constitute a valid and binding obligation of the Parent enforceable in accordance with its terms.

        (f) REGULATORY APPROVALS OF TRANSACTIONS - No permits, licenses, certifications, approvals, consents, orders-in-council, legislation or other action of any governmental or regulatory authority are required for the execution, delivery or performance by the Parent of this Agreement or the transactions contemplated herein, or for the execution, delivery or performance by the Parent of any other agreement contemplated hereunder to be delivered by the Parent at or before the Time of Closing or the transactions contemplated therein, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign, provincial and state securities (or related) laws and such other consent, authorizations, filings, approvals and registrations which if not obtained or made would not be material to the Parent or have a material adverse effect on the ability of the Parent to complete the transactions contemplated hereby.

        (g) SEC FILINGS; MATERIAL ADVERSE EFFECT - The Parent has filed all forms, reports and documents required to be filed by parent with the SEC since January 1, 1996, and has made available to the Vendors such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "PARENT SEC REPORTS". As of their respective dates, the Parent SEC Reports:

                (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports; and

                (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                Except as disclosed in the Parent SEC Reports filed by the Parent and publicly available prior to the date of this Agreement, there has not been any material adverse effect with respect to Parent.

        (h) PARENT FINANCIAL STATEMENTS - Each of the audited consolidated financial statements of the Parent (including any related notes and schedules thereto) including (or incorporated by reference) in its Annual Report on Form 10-K for the year ended December 31, 1997, is accurate and complete and fairly presents, in conformity with U.S. GAAP applied on a consistent basis through the periods involved (except as may be noted therein), and in conformity with the SEC's Regulation S-X, the consolidated financial position of the Parent and its consolidated subsidiaries as of its date and the consolidated results of operations and changes in financial position for the period then ended.

        (i) NAI Shares. The Issued NAI Shares, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or other statutory right of stockholders and will be issued in compliance with applicable United States federal and state securities laws, and in compliance with securities laws applicable in the Province of Alberta.

4.4 NON-WAIVER. No investigations made by or on behalf of any or all of the Vendors at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the Purchaser or the Parent herein or pursuant hereto, unless disclosure of the fact at issue is expressly made in writing in a Schedule or certificate of the Parent or of the Corporation delivered at or before the Time of Closing in accordance with this Agreement and such disclosure contains no material untrue statement.

4.5 NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The covenants, agreements, representations, warranties and indemnities of the Purchaser and the Parent contained in this Agreement shall survive Closing of the purchase and sale herein provided for and, notwithstanding Closing or any documents delivered or investigations made in connection therewith, shall continue in full force and effect for the benefit of the Vendors.

4.6 LIMITATION ON PRINCIPALS' VENDORS' REMEDIES FOR BREACH OF PURCHASES AND PARENT'S REPRESENTATION AND WARRANTIES. Notwithstanding the provisions of
Section 4.5, but without prejudice to the Purchaser's obligations pursuant to
Section 5.2(b), the Vendors shall not be entitled to bring any action or assert any claim based upon the breach or untruth of any of the representations or warranties contained in Section 4.2 or Section 4.3 after the first anniversary of the Time of Closing unless, on or prior to such anniversary, written notice of such claim setting forth the details thereof shall have been delivered by the Vendors to the Purchaser and the Parent.


                                    ARTICLE 5
                   COVENANTS OF THE VENDORS, THE CORPORATION,
                                AND THE PURCHASER

5.1 COVENANTS OF THE VENDORS. Each of the Vendors and the Corporation covenants and agrees with the Purchaser, during the period from the date hereof to the Time of Closing, as set forth below.

        (a) NO SHOPPING - The Vendors and the Corporation agree that they shall not, nor shall they permit any of their respective Affiliates, agents, consultants, advisors or representatives to solicit, initiate, encourage, or participate in any discussions or negotiations with any third party concerning:

                (i) any sale of the Assets, or any portion thereof other than in the ordinary course of the Business;

                (ii) any sale of the Purchased Shares, or any portion thereof; or

                (iii) any merger, amalgamation, consolidation, business combination or similar transaction involving the Corporation.

        (b) CONTINUANCE TO NOVA SCOTIA - The Vendors shall and shall cause the Corporation to, and the Corporation shall, initiate the steps and proceedings necessary to continue the Corporation pursuant to the laws of the Province of Nova Scotia, on terms and conditions and pursuant to such documentation as is satisfactory to the Purchasers' counsel, acting reasonably, and will provide to the Purchaser such assistance as may be requested by the Purchaser following closing to complete such continuance.

        (c) EXAMINATION AND INVESTIGATION - Immediately after the execution and delivery of this Agreement and prior to the Time of Closing, the Vendors and the Corporation shall permit employees, advisors and representatives of the Purchaser full and complete access to all facilities and premises and all current and historical Records and information of every nature and kind within either of the Vendors' or the Corporation's possession or control which relate to:

                (i) the acquisition, development, construction, operation, maintenance, or ownership of any of the Assets or the Business;

                (ii) the incorporation, organization, operations, or financial position of the Corporation; and

                (iii) the acquisition or ownership of the Purchased Shares, for the purposes of reviewing the Records and information and such employees, advisors, and representatives shall be permitted to make copies of such records and information as they may deem advisable. The Vendors and the Corporation shall use their best efforts to make available to the Purchaser any pertinent information that is possessed by a third party or which is relevant to Subsections 5.1(c)(i), 5.1(c)(ii) OR 5.1(c)(iii),

        (d) DELIVERY OF BOOKS AND RECORDS - At the Time of Closing there shall be delivered to the Purchaser, by the Vendors or as directed by the Vendors, all of the Records of and relating to the Corporation and the Business. The Purchaser agrees that it will preserve the Records to be delivered to it for a period of six years from the date of Closing, or for such longer period as is required by any applicable law, and will permit the Vendors or their authorized representatives reasonable access thereto in connection with the affairs of the Vendors relating to their matters, but the Purchaser shall not be responsible or liable to the Vendors for or as a result of any accidental loss or destruction of or damage to any such Records.

        (e) CONDUCT OF BUSINESS - The Vendors shall and shall cause the Corporation to, and the Corporation shall:

                (i) operate and maintain the Business in a good and business-like manner in the ordinary course thereof so as to:

                        (A) maintain and enhance the goodwill of the Business,

                        (B) preserve and protect the Assets and rights of the Corporation under the Material Agreements,

                        (C) maintain and enhance the Corporation's relationship with its suppliers and customers, and

                        (D) keep available the services of its present officers and employees;

                (ii) take all action within their control to ensure that the representations and warranties of the Vendors, the Trustees, and the Corporation hereunder are true and correct at the time indicated for such representations and warranties;

                (iii) promptly advise the Purchaser of any facts that come to their attention which would cause any of the Vendors', Trustees' and the Corporation's representations and warranties herein to be untrue in any material respect;

                (iv) promptly advise the Purchaser in writing of any material adverse change in the Business, the Assets or the Corporation;

                (v) ensure that the Corporation does not make any purchase, sale or lease of Assets with a total sale price or purchase price, as the case may be, of more than $5,000 in the aggregate without the prior express written consent of the Purchaser;

                (vi) ensure that the Corporation does not create, incur or assume any long-term debt or create any Encumbrance upon any of the Assets not in the ordinary course of the Business or guarantee or otherwise become liable for the obligations of any other Person or make any loans or advances to any Person;

                (vii) ensure that the Corporation does not declare or pay any dividends on the Shares, redeem or repurchase any Shares in the capital of the Corporation, or make any other distributions in respect of the securities of the Corporation;

                (viii) ensure that the Corporation does not hire any new employees, change the terms of employment of any of the existing employees of the Corporation or pay any bonus or other payment to any employee, without the prior express verbal or written consent of the Purchaser;

                (ix) maintain all of the tangible Assets in the same condition as they now exist, normal wear and tear and depreciation excepted, shall not sell, lease or otherwise dispose of any of the Assets except in the ordinary course of the Business;

                (x) maintain the books, records and accounts of the Corporation in the ordinary course of the Business and record all transactions on a basis consistent with Canadian GAAP;

                (xi) ensure that the Corporation does not take any action to amend its constating documents or its by-laws;

                (xii) ensure that the Corporation does not take any action which is out of the ordinary course of the Business without the prior express written consent of the Purchaser; and

                (xiii) maintain existing policies of insurance and shall give all notices and present all claims under all policies of insurance in a due and timely fashion.

        (f) REGULATORY CONSENTS - The Vendors shall use their reasonable commercial efforts to obtain or cause the Corporation to obtain, and the Corporation shall use its reasonable commercial efforts to obtain at or prior to the Time of Closing, from all appropriate federal, provincial, state, municipal or other governmental or regulatory authorities, the licenses, permits, consents, approvals, certificates, registrations and authorizations required to effect the transactions contemplated herein, except for those transactions contemplated in the Registration Rights Agreement which licences, permits, consents, approvals, certificates, registrations and authorizations required by the Registration Rights Agreement will be obtained in accordance with the terms of that agreement.

        (g) CONTRACTUAL CONSENTS - The Vendors shall use their reasonable commercial efforts to give or obtain or cause the Corporation to give or obtain and the Corporation shall use its reasonable commercial efforts to obtain, at or prior to the Time of Closing the notices, consents and approvals required to give effect to the transactions contemplated herein.

        (h) TRANSFER OF SHARES - At or before the Time of Closing, the Vendors shall use their best efforts to take and to cause the Corporation to take, and the Corporation shall use its best efforts to take, all necessary steps and corporate proceedings to be taken in order to permit the Purchased Shares to be duly transferred to the Purchaser, free and clear of all Encumbrances.

        (i) DISCHARGE LIABILITIES - The Vendors shall cause the Corporation to pay and discharge, and the Corporation shall pay and discharge, the liabilities of the Corporation in the ordinary course of the Business except those contested in good faith by the Corporation.

        (j) RESIGNATION OF OFFICERS AND DIRECTORS - At or before the Time of Closing, the Vendors shall cause each officer and director of the Corporation, to submit his written resignation as a director or officer of the Corporation, effective at the Time of Closing.

        (k) RELEASES - At the Time of Closing, each of the Vendors shall execute and deliver to the Corporation and the Purchaser, a release, in substantially the form set forth in Schedule 5. 1
                (k).

        (l) POOLING OF INTEREST - None of the Vendors and the Corporation shall commit any act or omission that they are informed by the Purchaser or the Parent could be reasonably expected to interfere with the Parent's or the Purchaser's ability to account for the purchase and sale contemplated hereby as a pooling of interests pursuant to U.S. GAAP, and the Corporation and the Vendors shall use their reasonable commercial efforts to cause the purchase and sale contemplated hereby to be accounted for as a pooling of interests.

        (m)     AFFILIATE AGREEMENTS AND RELEASES -

                (i) Prior to the Time of Closing, the Corporation shall deliver to the Parent a written list, identifying all Persons who are, as at the date of this Agreement, an Affiliate of the Company (each, a "COMPANY AFFILIATE") within the meaning of Rule 145 promulgated under the Securities Act.

                (ii) At or prior to the Time of Closing, the Vendors and the Corporation shall cause each Company Affiliate to:

                        (A) execute and deliver an Affiliate Agreement in the form attached as Schedule 5. 1 (m); and

                        (B) execute and deliver a General Release in substantially the form attached as Schedule 5. l(k) with such amendments as the Purchaser's counsel may reasonably require to such form.

        (n) REGISTRATION RIGHTS AGREEMENT AND INVESTORS REPRESENTATION CERTIFICATE - At or prior to the Time of Closing, each of the Vendors shall execute and deliver a:

                (i)     Registration Rights Agreement, in the form attached as
                        Schedule 5. l(n)(i); and

                (ii) Investors Representation Certificate, in the form attached as Schedule 5. 1 (n)(ii).

        (o) BENEFICIARIES RATIFICATION - At or before the Time of Closing, the Vendors who are beneficiaries of the Trusts as set forth in
                Schedule 3.4(g)shall execute and deliver a letter confirming the Trustees' authority to execute this Agreement and to perform the obligations of the Trusts and Trustees hereunder.

        (p) SHAREHOLDER OPTION AGREEMENTS - At or before the Time of Closing, the Option Holders pursuant to those Purchase Agreements described in Schedule 3.2(e) shall either terminate those agreements or execute and deliver an acknowledgement agreeing to the substitution of Issued NAI Shares for the Option Shares (defined therein) upon completion of the transactions contemplated by this Agreement, and releasing the Parent and the Purchaser for any matter arising out of the Option.

        (q) CONDITIONS OF CLOSING - Each of the Vendors and the Corporation shall use their best efforts to cause all of the conditions for the benefit of the Vendors or the Purchaser to be fulfilled at or before the Time of Closing.

5.2 PURCHASER'S AND PARENT'S COVENANTS. The Purchaser and Parent covenant and agree with the Vendors, during the period from the date hereof to the Time of Closing, as set forth below.

        (a) TRANSFER OF SHARES - At or before the Time of Closing, the Parent and the Purchaser shall cause all necessary steps and corporate proceedings to be taken in order to permit the Purchased Shares to be duly transferred to the Purchaser.

        (b) CONFIDENTIALITY - In the event that the purchase and sale of the Purchased Shares contemplated herein is not completed, the Parent and the Purchaser agree that they shall not, in any manner whatsoever:

                (i) use the Confidential Information for any purpose including, without limitation their personal benefit or the benefit of any third party;

                (ii) charge or receive, any direct or indirect payments by way of trade of services, compensation or fees from third party for use of the Confidential Information; or

                (iii) copy or otherwise reproduce or render capable of reproduction by any means whatsoever all or part of the Confidential Information.

                The Purchaser and the Parent further agree that they will not disclose the Confidential Information to any third party including publishing or otherwise communicating to any Person, in any form, the Confidential Information.

        (c) The restrictions set forth in Subsection 5.2(b) shall not apply to any part of the Confidential Information which:

                (i) is at the time of disclosure to the Purchaser or the Parent or thereafter becomes a part of the public domain through no violation of this Agreement;

                (ii) was in the lawful possession of the Purchaser or the Parent prior to its disclosure to either of them by the Vendors or the Corporation.

                (iii) is hereafter lawfully acquired by the Parent or the Purchaser through a third party which, to the best of the Parent's or Purchaser's knowledge, is not under an obligation of confidence to the Corporation and which third party was not in a contractual or fiduciary relationship with the Corporation;

                (iv) is disclosed following receipt of the express written consent of the Corporation to such disclosure being made; or

                (v) is required by law or requested by a court of competent jurisdiction, tribunal, administrative or regulatory body or by a stock exchange having jurisdiction over the Parent or the Purchaser to be disclosed.

        (d) RETURN OF CONFIDENTIAL INFORMATION - In the event that the purchase and sale of the Purchased Shares herein provided for is not completed, the Parent and the Purchaser agree, on demand, to return to the Corporation all Confidential Information, including correspondence, records, specifications, software source code, models, notes, reports and other documents and any copies thereof. The Parent and the Purchaser shall confirm in writing of their compliance with their obligations hereunder.

5.3 ARTICON AGREEMENT. The Corporation has executed a letter of intent (the "ARTICON AGREEMENT") between ARTICON Information Systems GmbH ("Articon") and the Corporation on or about December 11, 1997 (Germany time) with respect to, among other things, the Corporation appointing Articon as its reseller in Germany and other regions. The Vendors, the Purchaser and the Parent shall use their best efforts to assist the Corporation to terminate or convert the Articon Agreement to a non-exclusive arrangement (collectively, the "COMPROMISE"). The Purchaser and the Vendors' Agent jointly shall have the right to settle the terms of the Compromise; provided, however, that the Purchaser and the Vendors' Agent, both acting reasonably, mutually agree to such settlement. With respect to any litigation in connection with the Articon Agreement, the Purchaser shall have the right to participate in or assume control of the negotiation or defence of such litigation. All of the costs of the Compromise (including without limitation any amounts payable by the Corporation to Articon in connection with the Compromise and the Corporation's legal fees and disbursements on a solicitor and his own client basis) shall:

        (a) if the Compromise occurs before the Time of Closing, constitute a purchase price adjustment pursuant to the provisions of
                Section 2.5; or

        (b) if the Compromise occurs on or after the Time of Closing, be paid by the Vendors to the Purchaser from the Escrow Fund pursuant to the provisions of Section 2.4,

to a maximum amount of $500,000, with 50% of the first $60,000 of such costs to be borne by the Purchaser. In the event the Compromise is not completed by the last day of the Escrow Period, then on such day the Vendors shall pay to the Purchaser from the Escrow Fund (pursuant to the provisions of Section 2.4) the amount of $470,000, as liquidated damages.


                                    ARTICLE 6
          CONDITIONS PRECEDENT TO THE OBLIGATIONS UNDER THIS AGREEMENT

6.1 PURCHASER'S CONDITIONS. The obligation of the Purchaser to complete the purchase of the Purchased Shares contemplated by this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Time of Closing, the conditions set forth below (which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser and may be unilaterally waived by the Purchaser in whole or in part).

        (a) TRUTH AND ACCURACY OF REPRESENTATIONS - All of the representations and warranties of the Vendors, the Trustees and the Corporation set forth in this Agreement shall be true and correct as at the Time of Closing with the same force and effect as though made at the Time of Closing, except to the extent affected by the transactions contemplated by this Agreement, and certificates of each of the Vendors, the Trustees and the President (or other officer acceptable to the Purchaser) of the Corporation dated the date of Closing to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance reasonably satisfactory to the Purchaser.

        (b) COMPLIANCE WITH AGREEMENT - All of the terms, covenants, agreements and conditions of this Agreement to be complied with or performed by the Vendors, the Trustees and the Corporation at or before the Time of Closing shall have been complied with or performed and certificates of each of the Vendors, the Trustees and the President (or other officer acceptable to the Purchaser) of the Corporation dated the date of Closing to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance reasonably satisfactory to the Purchaser.

        (c) RECEIPT OF CLOSING DOCUMENTATION - The Purchaser and the Parent shall have received all documentation required to be delivered to the Purchaser and the Parent at or before the Time of Closing in accordance with this Agreement.

        (d)     POOLING MATTERS -

                (i) No action shall have been taken or have been agreed to have been taken by the Corporation or its officers, directors, shareholders or Affiliates that would, in the reasonable judgement of the Parent's independent accountants, jeopardize the accounting treatment of the transactions contemplated hereby as a pooling of interests pursuant to U.S. GAAP;

                (ii) the Parent shall have received a letter from Coopers & Lybrand LLP dated as of the date of the Closing and addressed to the Parent and the Purchaser stating that the transactions contemplated hereby will qualify as a pooling of interests transaction pursuant to U.S. GAAP; and

                (iii)   not to limit the generality of Subsections 6. 1(b) and
                        (c); the Vendors and the Company Affiliates, as applicable, shall have executed and delivered to the Purchaser and the Parent the documentation referred to in Subsections 5. 1 (m) and (n).

        (e) APPROVALS AND CONSENTS - All required approvals, consents, authorizations and waivers relating to the consummation of the transactions hereby contemplated shall have been obtained from the relevant governmental or regulatory authorities as are required by law to be obtained to permit the change of ownership of the Purchased Shares, the creditors of any of the Vendors and the Corporation and other third parties.

        (f) CONTINUANCE OF THE CORPORATION - There shall be no impediment existing at the Time of Closing to the continuance of the Corporation pursuant to the laws of the Province of Nova Scotia which cannot, in the opinion of counsel to the Purchaser, be cured with reasonable efforts.

        (g) LEGAL FORMALITIES - All necessary corporate action and all instruments and documents required to authorize the sale and transfer of the Purchased Shares to the Purchaser and implement this Agreement or any other agreements incidental thereto, shall have been taken,

        (h) LEGAL OPINION - The Vendors shall have delivered to the Purchaser a favourable opinion of Code Hunter Wittmann, counsel to the Vendors, in a form reasonably satisfactory to the Parent and the Purchaser and their counsel.

        (i) NO RESTRICTIONS - No action or proceeding, judicial (at law or in equity) or extrajudicial shall be pending or threatened by any Person to enjoin, restrict or prohibit:

                        (i) the purchase and sale contemplated hereby or the Purchaser's subsequent ownership, use, or enjoyment of the Purchased Shares; or

                        (ii) the right of the Corporation or the Purchaser from and after the Time of Closing to conduct the Business.

        (j) CONCURRENT CLOSINGS - All of the conditions precedent to the obligations of the Purchaser to complete the transactions herein contemplated or contemplated in the other agreements contemplated or required hereby and the Schedules shall have been fulfilled or satisfactorily performed in accordance therewith including, without limitation, the delivery of all documents required to be delivered thereunder.

        (k) CONSENT UNDER MATERIAL AGREEMENTS - No consents are required under the Material Agreements to the transactions contemplated hereunder.

        (l) NO DAMAGE - No destruction, material damage, appropriation, expropriation or seizure of all or any part of the tangible Assets (which shall include any medium in which Intellectual Property resides), or the Purchased Shares shall have occurred, except such as has been fully insured against in accordance with the provisions hereof.

        (m) RESIGNATION OF DIRECTORS AND OFFICERS - Such directors and officers of the Corporation as the Purchaser may specify shall have resigned from the Corporation, effective as at the Time of Closing.

        (n) SHAREHOLDER LOANS - The Corporation shall have paid, in full, all amounts outstanding under the Shareholder Loans.

        (o) EMPLOYMENT AGREEMENTS - The Parent and the Key Employees shall have entered into the Employment Agreements.

        (p) NO MATERIAL ADVERSE CHANGE - No material adverse change to the Business, the Assets or the financial condition of the Corporation shall have occurred since February 28, 1998.

6.2 VENDORS' CONDITIONS. The obligation of the Vendors to complete the sale of the Purchased Shares contemplated by this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Time of Closing, the conditions set forth below (which is hereby acknowledged to be inserted for the exclusive benefit of the Vendors and may be unilaterally waived by the Vendors in whole or in part).

        (a) TRUTH AND ACCURACY OF REPRESENTATIONS - All of the representations and warranties of the Purchaser and of the Parent set forth in this Agreement shall be true and correct as at the Time of Closing with the same force and effect as though made at the Time of Closing, and certificates to that effect of the President (or other officer acceptable to the Vendors) of the Purchaser and of the Parent dated the date of Closing to that effect shall have been delivered to the Vendors, such certificates to be in form and substance reasonably satisfactory to the Vendors.

        (b) PERFORMANCE OF OBLIGATIONS - All of the terms, covenants, agreements and conditions of this Agreement to be complied with or performed by the Purchaser and the Parent at or before the Time of Closing shall have been complied with or performed, and a certificate to that effect of the President (or other officer acceptable to the Vendors) of the Purchaser and of the Parent dated the date of Closing to that effect shall have been delivered to the Vendors, such certificates to be in form and substance reasonably satisfactory to the Vendors.

        (c) RECEIPT OF CLOSING DOCUMENTATION - The Vendors shall have received all documentation required to be delivered to the Vendors at or before the Time of Closing in accordance with this Agreement.

        (d) APPROVALS AND CONSENTS - All required approvals consents, authorizations and waivers relating to the consummation of the transactions hereby contemplated shall have been obtained from the relevant governmental and regulatory authorities as are required by law to be obtained to permit the change of ownership of the Purchased Shares, the creditors of the Vendors and the Corporation, and other third parties.

        (e) NO RESTRICTIONS - No action or proceeding, judicial (at law or in equity) or extrajudicial, shall be pending or threatened by any Person to enjoin, restrict or prohibit the purchase and sale contemplated hereby.

        (f) STATUTORY RESTRICTIONS - There shall be no impediment, prohibition or restriction existing and no offence would occur or result at the Time of Closing under any applicable statute or regulation to which the transactions contemplated hereby would be subject, by Closing of the transactions contemplated hereby.

        (g) LEGAL OPINIONS - The Purchaser and the Parent shall have delivered to the Vendors:

                (i) a favourable opinion of Wilson Sonsini Goodrich and Rosati, counsel to the Parent and the Purchaser in a form reasonably satisfactory to the Vendors and their counsel; and

                (ii) a favourable opinion of Milner Fenerty, counsel to the Purchaser in a form reasonably satisfactory to the Vendors and their counsel.

        (h) ORDER OF THE ALBERTA SECURITIES COMMISSION - The Alberta Securities Commission shall not have:

                (i) finally refused (which refusal shall not include an adjournment) the application dated May 7, 1998 for an order (the "Order") pursuant to section 116 of the Securities Act (Alberta) with respect to the first trade (the "First Trade") of the Issued NAI Shares acquired by the Vendors (other than Ptacek and Newsham) and made by Milner Fenerty on behalf of the Parent; or

                (ii) indicated that it is unlikely to approve the Order in a form that would permit the First Trade of such Issued NAI Shares through the facilities of NASDAQ (without the need to resort to the use of the exemptions from the prospectus requirements of the Securities Act (Alberta) other than the Order).

6.3 RIGHTS OF PURCHASER. If any of the conditions for the exclusive benefit of the Purchaser as set forth in Section 6.1 shall not have been fulfilled in any material respect at or prior to the Time of Closing to the satisfaction of the Purchaser, then the Purchaser shall be entitled, by notice to the Vendors' Agent prior to the Time of Closing:

        (a) to provide written notice, describing the condition that has not been fulfilled and of its intention to terminate its obligations hereunder and this Agreement effective as of the date that is 30 days from the date of receipt of such written notice by the Vendors' Agent unless such condition has been fulfilled on or before the end of such 30 day period; or

        (b)     to proceed with Closing as contemplated by Article 8.

If no such notice is given prior to the completion of Closing, then the Purchaser shall be deemed to have elected to proceed with Closing as contemplated by Article 8.

6.4 RIGHTS OF VENDORS. If any of the conditions for the exclusive benefit of the Vendors set forth in Section 6.2 shall not have been fulfilled in any material respect at or prior to the Time of Closing to the satisfaction of the Vendors, then the Vendors shall be entitled, by notice from the Vendors' Agent to the Purchaser prior to the time of completion of Closing:

        (a) to provide written notice, describing the condition that has not been fulfilled and of their intention to terminate their obligations hereunder and this Agreement effective as of the date that is 30 days from the date of receipt of such written notice by the Purchaser unless such condition has been fulfilled on or before the end of such 30 day period; or

        (b)     to proceed with Closing as contemplated by Article 8.

If no such notice is given prior to the completion of Closing, then the Vendors shall be deemed to have elected to proceed with Closing as contemplated by
Article 8.

6.5 RIGHTS OF TERMINATION. If this Agreement has been terminated pursuant to Subsection 6.3(a) or Subsection 6.4(a), then the party terminating the Agreement shall be released from all its obligations under this Agreement other than any obligations set out in Section 2.7 and Section 5.2(b) and the termination of this Agreement shall not affect the rights and remedies of the party terminating this Agreement against the other parties.

6.6 REIMBURSEMENT OF COSTS FOR CONTINUANCE. Notwithstanding any other provision of this Agreement, in the event that the purchase and sale of the Purchased Shares herein provided for is not consummated by reason of termination of this Agreement pursuant to Subsection 6.4(a) and the Vendor's have completed the continuance of the Corporation into Nova Scotia as contemplated by Section 5. 1
(b), the Purchaser and Parent shall bear the reasonable costs and expenses (to a maximum total amount of $5,000) of the Vendors and the Corporation to discontinue the Corporation pursuant to the laws of Nova Scotia and to continue the Corporation pursuant to the laws of Alberta upon the Vendors' and the Corporation's written request.

                                    ARTICLE 7
                               EMPLOYMENT MATTERS

7.1 EMPLOYMENT AGREEMENTS. The Purchaser agrees that, at or before the Time of Closing, the Parent shall offer employment contracts to, and shall enter into letters of understanding (the "EMPLOYMENT AGREEMENTS") with each of Alfred Huger, Oliver Friedrichs, Thomas Ptacek and Jennifer Meyers (the "KEY EMPLOYEES").

7.2 OTHER EMPLOYEES. The Parent shall negotiate in good faith to retain the services of such other employees and independent contractors of the Corporation as the Purchaser deems appropriate.


                                    ARTICLE 8
                                     CLOSING

8.1 PLACE OF CLOSING. The Closing shall take place at the Time of Closing at the offices of Milner Fenerty, 30th Floor, Fifth Avenue Place, 237 - 4th Avenue S.W., Calgary, Alberta, or at such other place as may be agreed upon by the Vendors and the Purchaser.

8.2 DELIVERIES BY VENDOR. At the Time of Closing and at the place of Closing, the Vendors shall deliver to the Purchaser:

        (a) one or more share certificates representing the Purchased Shares duly endorsed for transfer to the Purchaser;

        (b) certificates of incumbency for PRL, each of the Trusts and the Corporation listing all of the directors and officers of PRL and the Corporation, and all of the Trustees of each Trust, as at Closing;

        (c a letter from such of the beneficiaries of the Trusts as set forth in Schedule 3.4(g) confirming the authority of the Trustees;

        (d) notarized copies of the constating documents and by-laws of the Corporation;

        (e)     a certificate of status of the Corporation and of PRL;

        (f) a certified copy of a resolution of the directors of the Corporation consenting to the transfer of the Purchased Shares to the Purchaser and authorizing the registration of such transfer on the share register of the Corporation;

        (g) a certified copy of a resolution of the directors of PRL authorizing this Agreement and the transactions contemplated herein;

        (h) a certificate signed by each of the Vendors and the Corporation to the effect that the representations and warranties of each of the Vendors and the Corporation herein contained are true and correct as at the Time of Closing;

        (i) a certificate signed by each of the Vendors to the effect that all of the terms, covenants, agreements and conditions of this Agreement to be complied with or performed by the Vendors and the Corporation at or before the Time of Closing have been complied with or performed.

        (j) written consents pursuant to the Material Agreements to the extent required;

        (k)     the minute books and corporate seals of the Corporation;

        (1)     the Employment Agreements, executed by the Key Employees;

        (m) the legal opinion of Code Hunter Wittmann, the Vendors' counsel, dated as of the date of Closing;

        (n)     resignations of the directors and officers of the Corporation;

        (o) the documentation referred to in Subsections 5. 1(m), (n), (o) and (p);

        (p) such other certificates or documents as the Vendors and the Corporation are required to deliver pursuant to the terms of this Agreement or as the Purchaser or its counsel may reasonably require.

8.3 DELIVERIES OF PURCHASER AT CLOSING. At the Time of Closing and at the place of Closing, the Purchaser shall deliver to the Vendors:

        (a) copies of all duly executed documentation submitted to the Parent's registrar and transfer agent authorizing and directing the issuance of the Issued NAI Shares and subject to all terms and conditions in favour of the Purchaser contained herein being waived or satisfied, the Parent's registrar and transfer agent shall be directed to make an entry in the share register of the Parent as at the Time of Closing that the Issued NAI Shares have been issued;

        (b) a certified copy of a resolution of the directors of the Purchaser consenting to the purchase of the Purchased Shares;

        (c) a certificate signed by the Purchaser to the effect that the representations and warranties of the Purchaser herein contained are true and correct as at the Time of Closing;

        (d) certificates signed by the Purchaser and the Parent to the effect that all of the terms, covenants, agreements and conditions of this Agreement to be complied with or performed by the Purchaser, or the Parent as the case may be, at or before the Time of Closing have been complied with or performed;

        (e) a legal opinion of Wilson Sonsini Goodrich & Rosati, the Purchaser's U.S. counsel, dated the date of closing;

        (f) a legal opinion of Milner Fenerty, the Purchaser's Canadian counsel, dated the date of closing;

        (g) a draft of the Registration Statement containing such information concerning the Parent as is accurate at the Time of Closing referred to in the Registration Rights Agreement; and

        (h) such other certificates or documents as the Purchaser is required to deliver pursuant to the terms of this Agreement or as the Vendors or their counsel may reasonably require.

8.4 CLOSING ESCROW. All payments or documents delivered by any Person at the Time of Closing shall be deemed not to have been delivered until each of the Vendors and the Purchaser has declared that it is satisfied with the form and substance of all of the payments and documents to be delivered to such Person at Closing and all conditions to the delivery or release of any payments or documents to be delivered at the Time of Closing by parties other than the Vendors or the Purchaser shall have been satisfied.


                                    ARTICLE 9
                 SOLICITATION OF EMPLOYEES AND INJUNCTIVE RELIEF

9.1 SOLICITATION OF EMPLOYEES. None of the Vendors shall, for a period ending on the later of one year from the date of this Agreement or one year following cessation of employment with the Purchaser's Group, on its own behalf or on behalf of any other Person, solicit, encourage or otherwise induce any of the employees of the Purchaser's Group to leave such employee's employment with the Purchaser's Group.

9.2 INJUNCTIVE RELIEF. Each of the Vendors acknowledges that breach by it of the covenants contained in Section 9.1 may cause irreparable harm to the Business, the Corporation and to the Purchaser, which may not be compensable through monetary damages. Each of the Vendors, therefore, hereby acknowledges that the Purchaser may enforce such covenants through injunctive relief.


                                   ARTICLE 10
                                 INDEMNIFICATION

10.1 VENDOR INDEMNIFICATION. Subject to the provisions of Section 3.8, each of the Vendors and the Corporation covenants and agrees to defend, indemnify and save harmless the Purchaser and its officers, directors, employees and agents and affiliates and the Corporation (which collectively shall be a "PURCHASER" for the purpose of this Section 10.1 and an "INDEMNIFIED PARTY" for the purpose of Sections 10.3 to 10.4, inclusive, where the context so requires) from and against any losses, liabilities, obligations, damages, penalties, claims, actions, suits, costs and expenses of any nature whatsoever arising out of, under or pursuant to any of the following:

        (a) any or all debts, liabilities, contracts or engagements whatsoever, including any liabilities for federal, provincial, sales, excise (including goods and services), income, capital, corporate, withholding or any other taxes of the Corporation in an amount, together with all other liability for or in connection with taxes to be indemnified hereunder, existing at the Time of Closing and not disclosed on or included in the balance sheet forming part of the Financial Statements, save and except those liabilities:

                (i)     disclosed in this Agreement or any Schedule, or

                (ii) accruing or incurred subsequent to February 28, 1998 in the ordinary course of business;

        (b) all contingent liabilities which the Corporation becomes obligated to pay, existing at the Time of Closing, not disclosed or reflected in the balance sheets forming part of the Financial Statements;

        (c) any liability arising under the Employment Standards Code (Alberta) for the period prior to the Time of Closing, but excluding severance payments payable to the employees of the Corporation whose employment ends on or after the Time of Closing;

        (d) any reassessment for income, capital or corporate tax, interest and all penalties for any period up to the Time of Closing for which no adequate reserve has been provided for and disclosed in the Financial Statements, other than:

                (i) a reassessment disallowing an expense or a deduction claimed by the Corporation in respect of which any of such corporations subsequently will be entitled to claim capital cost allowances pursuant to the regulations to the Tax Act, and

                (ii) any reassessments, interest and penalties which, together with all other liabilities for Or in connection with taxes to be indemnified hereunder, is in the aggregate amount less than or equal to the Tax Deductible;

        (e) any loss suffered by the Purchaser or the Corporation as a result of any breach of any representation, warranty or covenant contained in this Agreement given by any or all of the Vendors and the Corporation or in the Registration Rights Agreement, the Affiliates Agreements, the General Releases, or the Investors Representation Certificate or in any other certificate delivered pursuant to this Agreement by any or all of the Vendors and the Corporation; and

        (f) all claims, demands, fines, penalties, costs and expenses of any nature whatsoever (including, without limitation, legal fees, charges and disbursements on an as between a solicitor and his own client basis) in respect of the foregoing.

10.2 PURCHASER INDEMNIFICATION. Subject to the provisions of Section 4.6, the Purchaser and Parent agree to indemnify and save harmless the Vendors from any loss suffered or incurred by the Vendors as a result of or arising directly or indirectly out of or in connection with:

        (a) any breach by the Purchaser or Parent of or any inaccuracy of any representation or warranty given by either or both of the Purchaser or Parent contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto; and

        (b) any breach or non-performance by the Purchaser or Parent of any covenant to he performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

10.3 NOTICE OF CLAIM. In the event that an indemnified party (the "INDEMNIFIED PARTY") shall become aware of any claim, proceeding or other matter (a "CLAIM") in respect of which the Vendors, the Corporation, the Purchaser or the Parent (the "INDEMNIFYING PARTY") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a Person against the Indemnified Party (a "THIRD PARTY CLAIM") or whether the Claim does not so arise (a "DIRECT CLAIM"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known.

10.4 DIRECT CLAIMS. With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 60 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 60 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, then the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim subject to Section 2.4, failing which the matter shall be referred to binding arbitration as provided in Section 12.2 or shall be determined by a court of competent jurisdiction,

10.5 THIRD PARTY CLAIMS. With respect to any Third Party Claim, such claims shall be governed by the provisions of Subsection 2.4(k).

10.6 LIMITATION. Notwithstanding anything else contained herein:

        (a) the Purchaser's remedies against the Vendors and the Corporation pursuant to the Indemnities contained herein shall be limited to recovery against the Escrow Fund while such Escrow Fund is held by the Escrow Agent, in accordance with Sections 2.4 and 3.8, except in a circumstance of fraud; and

        (b) the Vendors' remedies against the Purchaser and the Parent pursuant to the Indemnities contained herein shall be limited to the amount of the Purchase Price.


                                   ARTICLE 11
                       CONFIDENTIALITY AND NON-COMPETITION

11.1 CONFIDENTIALITY. The Vendors acknowledge that they have heretofore had access to and have been entrusted with Confidential Information, the disclosure of which to competitors of the Corporation or of the Purchaser, or to the general public would be highly detrimental to the best interests of the Purchaser and the Corporation. The Vendors further acknowledge and agree that the right to maintain confidential the Confidential Information constitutes a proprietary right that the Corporation and the Purchaser are entitled to protect. Accordingly, the Vendors covenant and agree with the Corporation and the Purchaser that they will not disclose any Confidential Information to any Person nor will they use the same for any purposes other than those of the Corporation or the Purchaser.

11.2 NON-COMPETITION. None of the Vendors shall within one year after Closing in any area where the Corporation is carrying on business as at the Time of
Closing:

        (a) be, either directly or indirectly, interested in any business other than the Business, which manufactures, assembles, distributes or supplies products or services competitive with the Business; or

        (b)     in any way:

                (i) solicit in respect of the sale of products or services competitive with the Business from, or

                (ii) enter into contractual relations for the supply of products or services competitive with the Business with,

                any customer of the Corporation which is a customer of the Corporation as at the Time of Closing.

11.3 SURVIVAL. The provisions of this Article II shall survive Closing of the purchase and sale herein provided for and notwithstanding Closing, shall continue in full force and effect for the benefit of the Corporation and the Purchaser.


                                   ARTICLE 12
                                     GENERAL

12.1 NOTICES. Any notice or other writing required or permitted to be given hereunder or for the purposes hereof to any party shall be sufficiently given if delivered personally or by telecopier to such party:

        (a)     in the case of a notice to the Vendors, in care of the Vendors'
                Agent:

                Arthur Wong
                Suite 330, 1201 - 5th Street S.W.
                Calgary, Alberta
                T2R OX6

                Telecopy:        (403) 262-9221,
                with a copy to the Vendors' solicitors at:
                Code Hunter Wittmann
                Suite 1400, 700 - 2nd Street S.W.
                Calgary, Alberta
                T2P 4V5

                Attention:  Andrew Oppenheim
                Tclecopy:   (403) 263-9193;

        (b)     in the case of a notice to the Purchaser at:

                FSA Combination Corporation
                2805 Bowers Avenue
                Santa Clara, CA 95051

                Attention:    Richard Hornstein, Esq.
                Telecopy:     (408) 970-9727,

                with a copy to Purchaser's and Parent's solicitors at:

                Milner Fenerty                 -and-   Wilson Sonsini
                30th Floor, Fifth Avenue Place         Goodrich & Rosati
                237 - 4th Avenue S.W.                  650 Page Mill Road
                Calgary, Alberta                       Palo Alto, California
                T2P 4X7                                94304-1050

                Attention:  David Lefebvre             Attention: Greg Wharton
                Telecopy:   (403) 268-3100; and        Telecopy:  (650) 493-6811

        (c)     in the case of a notice to the Parent at:

                Networks Associates, Inc.    - and-    Wilson Sonsini
                2805 Bowers Avenue                     Goodrich & Rosati
                Santa Clara, CA 95051                  650 Page Mill Road
                                                       Palo Alto, California
                                                       94304-1050

                Attention: Richard Hornstein, Esq.     Attention: Greg Wharton
                Telecopy:  (408) 970-9727; and         Telecopy:  (650) 493-6811

        (d)     with a copy to Parent's solicitors at:

                Milner Fenerty                  - and-  Wilson Sonsini
                30th Floor, Fifth Avenue Place          Goodrich & Rosati
                237 - 4th Avenue S.W.                   650 Page Mill Road
                Calgary, Alberta                        Palo Alto, California
                T2P 4X7                                 94304-1050

                Attention: David Lefebvre               Attention: Greg Wharton
                Telecopy:  (403) 268-3100; and          Telecopy: (650) 493-6811

        (e)     in the case of a notice to the Escrow Agent at:

                Greater Bay Trust Company
                400 Emerson Street, Second Floor
                Palo Alto, California
                94301

                Attention: Anna Paiva

        (f)     in the case of a notice to the Corporation:

                Secure Networks Inc.
                Suite 330, 1201 - 5th Street S.W.
                Calgary, Alberta
                T2R 0Y6

                Attention: Arthur Wong
                Telecopy:  (403) 262-9221,

or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this
Section 12.1. Any notice delivered to the party to whom it is addressed hereinbefore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if the notice is delivered after 4:00 p.m. (local time) or if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following such day.

12.2 ARBITRATION PROCEDURE. Should a dispute, controversy or claim (each, a "DISPUTE") arise respecting anything contained in this Agreement or any related agreement or contracts ("RELATED CONTRACTS") specifically referred to in this Agreement or the performance, non-performance, breach, termination or invalidity hereof or thereof, such Dispute shall be referred to and finally resolved by arbitration in accordance with the provisions of
Schedule 12.2.

12.3 AUDIT AND INSPECTION. The Purchaser, upon notice in writing to the Vendors' Agent and the Corporation, shall have the right (but not the obligation) to audit the Corporation's and any of its Affiliate's accounts and records. Any claims of discrepancies disclosed by such audit shall be made by the Purchaser to the Vendors' Agent and the Corporation in writing. The cost of such audit shall be borne by the Purchaser.

12.4 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns but shall not be assignable by any of the parties prior to the Time of Closing without the prior written consent of the other parties.

12.5 FURTHER ASSURANCES. The parties shall provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after Closing.

12.6 EXPENSES. Subject to Section 2.8 and Section 6.6, all costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

12.7 COUNTERPARTS. Ms Agreement may be executed in one or more counterparts, which so executed shall constitute an original and all of which together shall constitute one and the same agreement. A signed counterpart provided by way of telecopier shall be as binding upon the parties as an originally signed counterpart.


           IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first above written.



/s/ [SIG]                                        /s/ ARTHUR WONG
------------------------------------------       -------------------------------
WITNESS                                              ARTHUR WONG

/s/ [SIG]                                        /s/ MICHAEL TAM
------------------------------------------       -------------------------------
WITNESS                                              MICHAEL TAM

/s/ [SIG]                                        /s/ KAM CHUN TAM
------------------------------------------       -------------------------------
WITNESS                                              KAM CHUN TAM

/s/ [SIG]                                        /s/ CHRISTOPHER BAILEY
------------------------------------------       -------------------------------
WITNESS                                              CHRISTOPHER BAILEY

/s/ [SIG]                                        /s/ ALFRED HUGER
------------------------------------------       -------------------------------
WITNESS                                               ALFRED HUGER

/s/ [SIG]                                        /s/ OLIVER FRIEDRICHS
------------------------------------------       -------------------------------
WITNESS                                               OLIVER FRIEDRICHS

/s/ [SIG]                                        /s/ JOHNATHAN WILKINS
------------------------------------------       -------------------------------
WITNESS                                               JOHNATHAN WILKINS


------------------------------------------       -------------------------------
WITNESS                                               THOMAS PTACEK


------------------------------------------       -------------------------------
WITNESS                                              TIMOTHY NEWSHAM


PRL RESOURCES INC.


By: [SIG]
   --------------------------------------



       This is a counterpart execution page to a Share Purchase Agreement dated May 7, 1998, relating to Secure Networks Inc.

12.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, which so executed shall constitute an original and all of which together shall constitute one and the same agreement. A signed counterpart provided by way of telecopier shall be as binding upon the parties as an originally signed counterpart.

     IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first above written.


-----------------------------------          -----------------------------------
WITNESS                                      ARTHUR WONG

-----------------------------------          -----------------------------------
WITNESS                                      MICHAEL TAM

-----------------------------------          -----------------------------------
WITNESS                                      KAM CHUN TAM

-----------------------------------          -----------------------------------
WITNESS                                      CHRISTOPHER BAILEY

-----------------------------------          -----------------------------------
WITNESS                                      ALFRED HUGER

-----------------------------------          -----------------------------------
WITNESS                                      OLIVER FRIEDRICHS

-----------------------------------          -----------------------------------
WITNESS                                      JOHNATHAN WILKINS

/s/ JENNIFER MYERS                            /s/ THOMAS PTACEK
-----------------------------------          -----------------------------------
WITNESS                                      THOMAS PTACEK

-----------------------------------          -----------------------------------
WITNESS                                      TIMOTHY NEWSHAM


       This is a counterpart execution page to a Share Purchase Agreement dated May 7, 1998, relating to Secure Networks Inc.

12.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, which so executed shall constitute an original and all of which together shall constitute one and the same agreement. A signed counterpart provided by way of telecopier shall be as binding upon the parties as an originally signed counterpart.

     IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first above written.


-----------------------------------          -----------------------------------
WITNESS                                      ARTHUR WONG

-----------------------------------          -----------------------------------
WITNESS                                      MICHAEL TAM

-----------------------------------          -----------------------------------
WITNESS                                      KAM CHUN TAM

-----------------------------------          -----------------------------------
WITNESS                                      CHRISTOPHER BAILEY

-----------------------------------          -----------------------------------
WITNESS                                      ALFRED HUGER

-----------------------------------          -----------------------------------
WITNESS                                      OLIVER FRIEDRICHS

-----------------------------------          -----------------------------------
WITNESS                                      JOHNATHAN WILKINS

-----------------------------------          -----------------------------------
WITNESS                                      THOMAS PTACEK

/s/ KRIS KAUKA                               /s/ TIMOTHY NEWSHAM
-----------------------------------          -----------------------------------
WITNESS                                      TIMOTHY NEWSHAM


       This is a counterpart execution page to a Share Purchase Agreement dated May 7, 1998, relating to Secure Networks Inc.

WONG FAMILY 1998 TRUST

By: /s/ ARTHUR WONG                      /s/ C. JAMES
    ----------------------------------   ---------------------------------------
    Arthur Wong, as Trustee              Witness

By: /s/ MICHAEL TAM                      /s/ BRUCE LEIDL
    ----------------------------------   ---------------------------------------
    Michael Tam, as Trustee              Witness

By: /s/ JASON CHIN                       /s/ C. JAMES
    ----------------------------------   ---------------------------------------
    Jason Chin, as Trustee               Witness


MICHAEL TAM FAMILY 1998 TRUST

By: /s/ MICHAEL TAM                      /s/ BRUCE LEIDL
    ----------------------------------   ---------------------------------------
    Michael Tam, as Trustee              Witness

By: /s/ ARTHUR WONG                      /s/ C. JAMES
    ----------------------------------   ---------------------------------------
    Arthur Wong, as Trustee              Witness

By: /s/ CHRISTOPHER BAILEY               /s/ BRUCE LEIDL
    ----------------------------------   ---------------------------------------
    Christopher Bailey, as Trustee       Witness


KAM CHUN TAM FAMILY 1998 TRUST

By: /s/ KAM CHUN TAM                     /s/ BRUCE LEIDL
    ----------------------------------   ---------------------------------------
    Kam Chun Tam, as Trustee             Witness

By: /s/ MICHAEL TAM                      /s/ BRUCE LEIDL
    ----------------------------------   ---------------------------------------
    Michael Tam, as Trustee              Witness

By: /s/ MU ZHEN HU                       /s/ BRUCE LEIDL
    ----------------------------------   ---------------------------------------
    Mu Zhen Hu, as Trustee               Witness


BAILEY FAMILY 1998 TRUST

By: /s/ CHRISTOPHER BAILEY               /s/ BRUCE LEIDL
    ----------------------------------   ---------------------------------------
    Christopher Bailey, as Trustee       Witness

By: /s/ MICHAEL TAM                      /s/ BRUCE LEIDL
    ----------------------------------   ---------------------------------------
    Michael Tam, as Trustee              Witness

By: /s/ CHRISTOPHER KEIM                 /s/ BRUCE LEIDL
    ----------------------------------   ---------------------------------------
    Christopher Keim, as Trustee         Witness




       This is a counterpart execution page to a Share Purchase Agreement dated May 7, 1998, relating to Secure Networks Inc.

HUGER FAMILY 1998 TRUST


By: /s/ ALFRED HUGER                    /s/ BRUCE LEIDL
    -----------------------------       -----------------------------
    Alfred Huger, as Trustee            Witness



By: /s/ OLIVER FRIEDRICHS               /s/ BRUCE LEIDL
    -----------------------------       -----------------------------
    Oliver Friedrichs, as Trustee       Witness



By: /s/ JOHN BOLETTA                    /s/ BRUCE LEIDL
    -----------------------------       -----------------------------
    John Boletta, as Trustee            Witness





FRIEDRICHS FAMILY 1998 TRUST


By: /s/ OLIVER FRIEDRICHS               /s/ BRUCE LEIDL
    -----------------------------       -----------------------------
    Oliver Friedrichs, as Trustee       Witness



By: /s/ ALFRED HUGER                    /s/ BRUCE LEIDL
    -----------------------------       -----------------------------
    Alfred Huger, as Trustee            Witness



By: /s/ ARTHUR WONG                     /s/ C. JAMES
    -----------------------------       -----------------------------
    Arthur Wong, as Trustee             Witness






       This is a counterpart execution page to a Share Purchase Agreement dated May 7, 1998, relating to Secure Networks Inc.

SECURE NETWORKS INC.



By:  /s/   [SIG]
   -----------------------------------


By:
   -----------------------------------








       This is a counterpart execution page to a Share Purchase Agreement dated May 7, 1998, relating to Secure Networks Inc.

PRL RESOURCES INC.                           FSA COMBINATION CORPORATION


By:                                          By: /s/  [SIG]
   -------------------------------              -------------------------------

Its:                                         Its: Chief Financial Officer
    ------------------------------               ------------------------------

By:
   -------------------------------

Its:
    ------------------------------


NETWORKS ASSOCIATES, INC.


By:
   -------------------------------

Its:
    ------------------------------


GREATER BAY TRUST COMPANY


By:
   -------------------------------

Its:
    ------------------------------






       This is a counterpart execution page to a Share Purchase Agreement dated May __, 1998, relating to Secure Networks Inc.

PRL RESOURCES INC.                      FSA COMBINATION CORPORATION

By:                                     By:
    ---------------------------             ---------------------------

Its:                                    Its:
     --------------------------              ---------------------------

By:
    ---------------------------

Its:
     --------------------------


NETWORKS ASSOCIATES, INC.

By: /s/   [SIG]
    ---------------------------

Its:   CFO
     --------------------------


GREATER BAY TRUST COMPANY

By: /s/   [SIG]
    ---------------------------

Its:   Vice President
     --------------------------
















       This is a counterpart execution page to a Share Purchase Agreement dated May ___, 1998, relating to Secure Networks Inc.